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EXHIBIT 4.11

                            SHARE PURCHASE AGREEMENT

                 This Agreement dated December 11, 2001 is made

A M O N G

                       LEO J. DION,
                       in the Province of Ontario ("DION")
                                                               IN THE FIRST PART

                                     - and -

                       LEO DION, MURRAY DION AND
                       SHAWN DION trustees of
                       the. DION FAMILY TRUST,
                       ("DION TRUST")
                                                              IN THE SECOND PART

                                     - and -

                       1503549 ONTARIO LIMITED, a
                       corporation incorporated in the
                       Province of Ontario ("DION NEWCO")
                                                               IN THE THIRD PART

                                     - and -

                       ROBERT DICK,
                       in the Province of Ontario ("DICK")
                                                              IN THE FOURTH PART

                                     - and -

                       ROBERT DICK, MAEVE DICK AND
                       BRIAN DOXSEE, trustees of the
                       DICK FAMILY TRUST,
                       ("DICK TRUST")
                                                               IN THE FIFTH PART

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                                     - and -

                       1503550 ONTARIO LIMITED,
                       a corporation incorporated in the
                       Province of Ontario ("DICK NEWCO")
                                                               IN THE SIXTH PART

                                     - and -

                       ROBERT ROSS,
                       in the Province of Ontario ("ROSS")
                                                             IN THE SEVENTH PART

                                     - and -

                       CAPITAL ENVIRONMENTAL RESOURCE INC.,
                       a corporation amalgamated in the Province of Ontario
                       (the "PURCHASER")
                                                              IN THE EIGHTH PART

                                    RECITALS

A      Dion is the registered and beneficial owner of 55% of the issued and outstanding common shares and 100% of the issued and outstanding Series A preference shares of 1364927 and the Dion Family Trust is the registered and beneficial owner of 45% of the issued and outstanding common shares of 1364927;

B      Dick is the registered and beneficial owner of 25% of the issued and outstanding common shares and 100% of the issued and outstanding Series A preference shares of 1364928 and the Dick Family Trust is the registered and beneficial owner of 75% of the issued and outstanding common shares of 1364928;

C      1364927 is the registered and beneficial owner of 35 issued and outstanding common shares in the capital of Waste Services Inc. ("WSI");

D      1364928 is the registered and beneficial owner of 35 issued and outstanding common shares in the capital of WSI;

E      the Purchaser is willing to purchase from, and the members of the Dion
Group are willing to sell, in the aggregate, 100 common shares and 150,000 Series A preference shares in the capital of 1364927, on the terms and conditions contained in this Agreement;

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F      the Purchaser is willing to purchase from, and the members of the Dick
Group are willing to sell, in the aggregate, 100 common shares and 150,000 Series A preference shares in the capital of 1364928, on the terms and conditions contained in this Agreement;

G at the closing of the transactions contemplated herein Ross will be the registered owner of 5% of the then issued and outstanding common shares in the capital of WSI and the Purchaser is willing to purchase and Ross is willing to sell such common shares, on the terms and conditions contained in this Agreement;

H      at the closing of the transactions contemplated herein TD Canada Trust
(as hereinafter defined) will be the registered owner of 30% of the then issued and outstanding common shares in the capital of WSI and the Purchaser is willing to purchase from TD Canada Trust and Dion and Dick are willing to ensure that TD Canada Trust sells such common shares to the Purchaser, on the terms and conditions contained in this Agreement;

I      Dion is willing to guarantee the obligations of the Dion Group and Ross and certain of the obligations of the Dick Group under this Agreement;

J      Dick is willing to guarantee the obligations of the Dick Group and Ross and certain of the obligations of the Dion Group under this Agreement.

       For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

       (1) "1364927" means 1364927 Ontario Limited.

       (2) "1364928" means 1364928 Ontario Limited.

       (3) "ACCOUNTANT" has the meaning given in Section 2.10(4).

       (4) "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

       (5) "AGREEMENT" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the

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expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

       (6) "APPLICABLE EMPLOYEE BENEFIT LAWS" has the meaning given in Section 5.1(31).

       (7) "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law (collectively, the "LAW") relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

       (8) "ASSETS" means all the properties, assets, interests and rights of a Corporation including the following:

              (a)    the Real Property;

              (b) all rights and interests of the Corporations in respect of the Premises Leases affecting the Residential Property, including prepaid rents, security deposits and options to renew or purchase, rights of first refusal under the Premises Leases and all leasehold improvements owned by a Corporation and forming part of the Residential Property;

              (c)    the Personal Property;

              (d)    the Inventories;

              (e)    the Receivables;

              (f) all rights and interests under or pursuant to all warranties, representations and guarantees, express, implied or otherwise, of or made by suppliers or others in connection with the Assets;

              (g)    the Intellectual Property;

              (h)    the Contracts;

              (i)    the Licences and Permits;

              (j)    the Books and Records;

              (k) all prepaid charges, deposits, sums and fees paid by a Corporation before the Closing Time;

              (l) all goodwill of a Corporation including the present telephone numbers, internet domain addresses and other communications numbers and addresses of a Corporation;

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              (m)    all of the issued and outstanding shares in the capital of
                     WSI and the Subsidiaries; and

              (n) all proceeds of any or all of the foregoing received or receivable after the Closing Time.

       (9) "ASSOCIATE" has the meaning ascribed thereto in the BUSINESS CORPORATIONS ACT, (Ontario).

       (10) "BOOKS AND RECORDS" means all books, records, files and papers of a Corporation including drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel, employment and other records, and the minute and share certificate books of each Corporation and each Subsidiary, and all copies and recordings of the foregoing.

       (11) "BUSINESS" means the business carried on by the Corporation and the Subsidiaries which primarily involves waste transportation and disposal services in the Province of Ontario.

       (12) "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Ottawa.

       (13)   "CANADIAN DOLLARS" means the lawful currency of Canada.

       (14) "CERI SHARES" means collectively those shares of the Purchaser to be issued to the Dion Group, the Dick Group, Ross and TD Canada Trust on Closing.

       (15)   "CLAIM" has the meaning given in Section 7.1.

       (16) "CLOSING" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

       (17) "CLOSING DATE" means January 30, 2002 or such earlier or later date as may be agreed upon in writing by the Parties; "DATE OF CLOSING" has the same meaning.

       (18) "CLOSING TIME" means the time of closing on the Closing Date provided for in Section 3.1; "TIME OF CLOSING" has the same meaning.

       (19) "COMMERCIAL PROPERTY" means those portions of the Real Property other than the Residential Property.

       (20) "CONTRACTS" means all rights and interests of a Corporation in all ending and/or executory contracts, agreements, leases and arrangements to which a Corporation is a party or by which a Corporation or any of the Assets or the Business is bound or affected including the Material Contracts and the Leases.

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       (21)   "CORPORATIONS" means collectively, WSI and all of the Subsidiaries set forth in Schedule 5.2(5).

       (22)   Intentionally Deleted.

       (23)   "DEPOSIT" has the meaning given in Section 2.8.

       (24)   "DICK" means Robert Dick.

       (25)   "DICK GROUP" means collectively, Dick, Dick Trust and Dick Newco.

       (26)   "DICK PURCHASE PRICE" has the meaning given in Section 2.5.

       (27) "DICK SHARES" means the total number of shares of 1364928 being sold by the Dick Group pursuant to Section 2.2.

       (28) "DICK TRUST" means the trust deed of settlement dated July 12, 1999.

       (29)   "DION" means Leo Dion.

       (30) "DION AND DICK CONSENTS AND APPROVALS" means all consents and approvals of governmental authorities and other third parties required to be obtained in connection with the execution and delivery of this Agreement by the Dion Group and the Dick Group or in order to enable the Dion Group and the Dick Group to properly complete the transactions contemplated by this Agreement.

       (31) "DION AND DICK NOTICES" means the notices required to be given by the Dion Group and the Dick Group to any Person under Applicable Law or pursuant to any contract or other obligation to which a Corporation is a party or by which a Corporation is bound or which is applicable to any of the Assets in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement.

       (32)   "DION PURCHASE PRICE" has the meaning given in Section 2.4.

       (33)   "DION GROUP" means Dion, Dion Trust and Dion Newco.

       (34) "DION GROUP, DICK GROUP AND WSI SOLICITORS" means Aird & Berlis LLP, BCE Place, Box 754, Suite 1800, 181 Bay Street, Toronto, Ontario, M5J 2T9.

       (35) "DION SHARES" means the total number of shares of 1364927 being sold by the Dion Group and Dion Family Trust pursuant to Section 2.1.

       (36) "DION TRUST" means the trust deed of settlement dated July 12, 1999.

       (37)   "DIRECT CLAIM" has the meaning given in Section 7.4.

       (38) "DIRECTOR" means a director of a Corporation; and "DIRECTORS" means every Director.

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       (39)   "EMPLOYEE" means an individual who is employed by a Corporation;
and "EMPLOYEES" means every Employee.

       (40)   "EMPLOYEE PLANS" has the meaning given in Section 5.1(23).

       (41)   "ESTIMATE" has the meaning ascribed thereto in Section 2.10.

       (42) "FINANCIAL STATEMENTS" means collectively, the audited consolidated financial statements of the Corporations for the year ended December 31, 2000 and the management prepared unaudited consolidated financial statements of the Corporations for the period ended September 30, 2001 attached as Schedule 1.1(40).

       (43) "FORMULA" means the lower of the closing price of the common shares of the Purchaser on NASDAQ on November 30, 2001 and on the trading day immediately preceding the Closing Date, with U.S. dollar values converted to Canadian dollar values on the basis of the closing exchange rate posted by the Bank of Canada on the trading day immediately preceding the Closing Date.

       (44) "GAAP" means those accounting principles which are recognized as being generally accepted in Canada from time to time as set out in the handbook published by the Canadian Institute of Chartered Accountants, consistently applied.

       (45) "GOVERNMENTAL AUTHORITY" means any federal, provincial, regional or municipal government in Canada or other political subdivision thereof and any entity or person of competent jurisdiction in Canada exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to government.

       (45A)  "GUARANTEED AGREEMENTS" has the meaning given in Section 6.1.

       (46) "IMPROVEMENTS" means all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situate on, in, under, over or forming part of the Real Property.

       (47) "INCLUDING" means "including without limitation", and "INCLUDES" means "includes without limitation".

       (48) "INDEMNIFIED PARTY" means a Person whom the Vendor or the Purchaser, as the case may be, has agreed to indemnify under Article 7.

       (49) "INDEMNIFYING PARTY" means, in relation to an Indemnified Party, the Party to this Agreement that has agreed to indemnify that Indemnified Party under Article 7.

       (50)   "INTELLECTUAL PROPERTY" means all rights to and interests in:

              (a) all business and trade names, corporate names, brand names and slogans Related to the Business;

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              (b)    all inventions, patents, patent rights, patent applications
                     (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Business;

              (c) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business;

              (d) all rights and interests in and to processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information Related to the Business;

              (e) all of the intellectual property affected by the registrations and applications for registration listed in
                     Schedule 5.1(28) and the permissions and licences listed in Schedules 5.1(28);

              (f) all other intellectual and industrial property rights throughout the world Related to the Business;

              (g)    all licences of the intellectual property listed in items
                     (a) to (f) above;

              (h) all future income and proceeds from any of the intellectual property listed in items (a) to (f) above and the licences listed in item (g) above; and

              (i) all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (a) to (g) above.

       (51) "INTERIM PERIOD" means the period from the date of this Agreement to the Closing or until terminated in accordance with Article 4.

       (52)   Intentionally Deleted.

       (53) "INVENTORIES" means all inventories of stock-in-trade and merchandise including materials, supplies, work-in-progress, finished goods, tooling, service parts and purchased finished goods owned by a Corporation (including those in possession of suppliers, customers and other third parties).

       (54)   "LANDS" means all real property that is owned by a Corporation.

       (55)   "LEASES" means Personal Property Leases.

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       (56)   "LETTER OF INTENT" means the letter of intent among 1364927,
1364928, Dion, Dick and the Purchaser dated November 30, 2001.

       (57) "LIABILITIES" means all costs, expenses, charges, debts, liabilities, claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, under or in respect of any contract, agreement, arrangement, lease, commitment or undertaking, Applicable Law and Taxes.

       (58) "LICENCES AND PERMITS" means all licences, permits, filings, authorizations, approvals or indicia of authority issued to a Corporation including the Environmental Permits.

       (59) "LIEN" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

       (60) "MATERIAL ADVERSE CHANGE" means a change in the business, operations or capital of an entity, determined on a consolidated basis which has had or could reasonably be expected to have a significant adverse effect on the value of the Shares.

       (61)   "MATERIAL CONTRACT" has the meaning given in Section 5.1(20).

       (62) "NET WORKING CAPITAL STATEMENT" has the meaning give in Section 2.10(2).

       (63) "OFFICER" means an officer of a Corporation; and "OFFICERS" means every Officer.

       (64) "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and "PARTIES" means every Party.

       (65)   "PERMITTED LIENS" means:

              (a)    Liens for Taxes if such Taxes are not due and payable;

              (b) mechanics', construction, carriers', workers', repairers', storers' or other similar liens (inchoate or otherwise) which individually and in the aggregate are not material, arising or incurred in the ordinary course of business which have not been filed, recorded or registered in accordance with Applicable Law or of which notice has not been given to the Corporation;

              (c) minor title defects or irregularities consisting of minor survey exceptions, minor unregistered easements or rights of way, restrictions in the original grant from the Crown, restrictions implied by Applicable Law and other minor unregistered restrictions as to the use of Real Property which title defects, irregularities or restrictions do not, in the aggregate, materially impair the operation of the Business or the continued use of the Real Property to which they relate after the Closing on substantially the same

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                     basis as such Real Property is currently being used and the
                     Business is currently being operated;

              (d) easements, covenants, rights of way and other restrictions which are registered, provided that they do not, in the aggregate, materially impair the operation of the Business or the continued use of the Real Property to which they relate after the Closing on substantially the same basis as the Business is currently being operated and such Real Property is currently being used;

              (e) registered agreements with municipalities provided that they have been complied with or adequate security has been furnished to secure compliance and provided that they do not, in the aggregate, materially impair the operation of the Business or the continued use of the Real Property to which they relate after the Closing on substantially the same basis as the Business is being operated and such Real Property is currently being used; and

              (f) the mortgages, charges and other liens listed in Schedule 1.1(65).

       (66) "PERSON" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

       (67) "PERSONAL PROPERTY" means all machinery, equipment, furniture, motor vehicles and other chattels owned or leased by a Corporation (including those in possession of third parties).

       (68) "PERSONAL PROPERTY LEASES" means all chattel leases, equipment leases, rental agreements, conditional sales contracts and other similar agreements.

       (69) "PREMISES LEASES" means all the leases, agreements to lease, subleases, licence agreements and occupancy or other agreements of which any one of the Corporations is a landlord as identified on Schedule 1.1(69).

       (70) "PREPAID EXPENSES" means all prepayments, prepaid charges, deposits, sums and fees Related to the Business or in respect of the Assets.

       (71) "PURCHASER'S CONSENTS AND APPROVALS" means all consents and approvals of governmental authorities or other third parties required to be obtained in connection with the execution and delivery of this Agreement by the Purchaser or in order to enable the Purchaser to properly complete the transactions contemplated by this Agreement.

       (72) "PRIME RATE" means the prime rate of interest per annum quoted by TD Canada Trust from time to time as its reference rate of interest for Canadian dollar demand loans made to its commercial customers in Canada and which TD Canada Trust refers to as its "prime rate", as such rate may be changed from time to time.

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       (73)   "PURCHASER'S SOLICITORS" means Blake, Cassels & Graydon LLP, Suite
2800, Box 25, Commerce Court West, 199 Bay Street, Toronto, Ontario, M5L 1A9.

       (74) "PURCHASER'S NOTICES" means the notices required to be given by the Purchaser to any Person under Applicable Law or pursuant to any contract or other obligation to which a Corporation is a party or by which a Corporation is bound or which is applicable to any of the Assets in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement.

       (74A)  "QET" has the meaning given in Section 2.11(1).

       (74B)  "QET ESCROW AMOUNT" has the meaning given in Section 2.11(3)(c).

       (75)   "REAL PROPERTY" means the Lands and the Improvements.

       (76) "RECEIVABLES" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of a Corporation together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

       (77) "RELATED TO THE BUSINESS" means, directly or indirectly, used in, arising from or relating in any manner to the Business.

       (78)   "REGISTRATION DATE" means the earlier of:

              (a) the date upon which the current stakeholders of the Purchaser may exercise demand registration rights (being September 10, 2002); and

              (b) the date before September 10, 2002 upon which any current or future stakeholder of the Purchaser may exercise any demand registration rights for securities of the Purchaser.

       (79) "REGISTRATION CONDITION" means the delivery by the Purchaser to the Vendors of:

              (a) a fully executed Registration Rights Agreement in the form annexed hereto as Schedule 1.1(79) together with the opinion of the Purchaser's Solicitors as to the corporate power, corporate proceedings, execution and delivery of the Registration Rights Agreement, together with an opinion of the U.S. attorneys for the Purchaser as to the enforceability of such Registration Rights Agreement together with its compliance with U.S. securities laws, all in form satisfactory to the solicitors to the Dion Group, Dick Group, WSI and TD Canada Trust each acting reasonably; and

              (b) the contemporaneous delivery by the Purchaser of a ruling of the Ontario Securities Commission to the effect that the Ontario resident Vendors would not be subject to the prospectus and registration for trading requirements of the SECURITIES ACT (Ontario) in trading their CERI Shares so long as those shares were traded through NASDAQ (or other evidence

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                     satisfactory to the Dion Group, Dick Group, Ross and WSI
                     Solicitors and TD Canada Trust and its Solicitors, all acting reasonably, to the effect that CERI Shares are otherwise qualified the CERI Shares for trading without a hold period by residents of Ontario).

       (80) "RELEASE" includes an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Substance which is or may be in breach of any Environmental Laws.

       (81) "REORGANIZATION" means the transactions set out in the steps memo attached as Schedule 2.11 and the fact that the Purchaser is purchasing the shares of 1364927 and 1364928 rather than purchasing directly all of the shares of WSI.

       (82) "RESIDENTIAL PROPERTY" means those portions of the Real Property described by municipal addresses listed on Schedule 1.1(76).

       (83)   "ROSS" means Robert Ross.

       (84)   "ROSS PURCHASE PRICE" has the meaning given in Section 2.6

       (85) "ROSS SHARES" means the common shares in the capital of WSI to be registered in the name and beneficially held by Ross.

       (86) "SHARES" means collectively, all of the issued and outstanding common shares and all the issued and outstanding Series A preference shares of 1364927; all of the issued and outstanding common shares and all of the issued and outstanding Series A preference shares of 1364928; and the WSI Shares.

       (87)   "STATEMENT OF OBJECTIONS" has the meaning given in Section
2.10(3).

       (88)   "SUBSIDIARIES" means the corporations listed in Schedule 5.1(5).

       (89) "TAXES" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not; "TAX" means anyone of the foregoing.

       (89A)  "TERMINATION TIME" has the meaning given in Section 4.1(3).

       (90)   "THIRD PARTY" has the meaning given in Section 7.6.

       (91)   "THIRD PARTY CLAIM" has the meaning given in Section 7.4.

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       (92)   "TD CANADA TRUST SHARES" means the 32.31 WSI Shares which, at the
Closing Time, will be held by TD Canada Trust;

       (93) "TD CANADA TRUST" means collectively Finova (Canada) Capital Corporation and The Toronto-Dominion Bank;

       (94) "TD CANADA TRUST PURCHASE PRICE" has the meaning given in Section 2.6A.

       (95) "VENDORS" means collectively the Dion Group, the Dick Group, Ross and TD Canada Trust and "VENDOR" means any one of the foregoing.

       (96)   "WSI" means Waste Services Inc.

       (97) "WSI SHARES" means in the aggregate all of the issued and outstanding common shares in the capital of WSI registered to and beneficially held by Ross and TD Canada Trust.

1.2 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 BUSINESS DAYS. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 CURRENCY AND PAYMENT OBLIGATIONS. Except as otherwise expressly provided in this Agreement:

       (1) all dollar amounts referred to in this Agreement are stated in Canadian Dollars;

       (2) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds; and

       (3) except in the case of any payment due on the Closing Date, any payment due on a particular day must be received and available not later than 2:00 p.m. on the due date and any payment made after that time shall be deemed to have been made and received on the next Business Day.

1.6 CALCULATION OF INTEREST. In calculating interest payable under this Agreement for any period of time, the first day of such period shall be included and the last day of such period shall be excluded.

1.7 STATUTE REFERENCES. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

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1.8 SECTION AND SCHEDULE REFERENCES. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

EXHIBITS

       3.2(b)        Share Transfer Forms
       3.2(d)        Dion Bring-Down Certificate
       3.2(e)        Dion Trust Bring Down Certificate
       3.2(f)        Dion Newco Bring Down Certificate
       3.2(g)        Dick Bring Down Certificate
       3.2(h)        Dick Trust Bring Down Certificate
       3.2(i)        Dick Newco Bring Down Certificate
       3.2(k-1)      Vendors Opinion - Corporate
       3.2(k-2)      Vendors Opinion - re: Real Estate
       3.2(l)        Resignation
       3.2(m)        Release by Leo Dion
       3.2(n)        Release by Dion Trust
       3.2(o)        Release by Dion Newco
       3.2(p)        Release by Robert Dick
       3.2(q)        Release by Dick Trust
       2.3(r)        Release by Dick Newco
       3.2(s)        Non-Competition Agreement
       3.3(b)        Share Assignment - Ross
       3.3(c)        Ross Bringdown
       3.3(d)        Release by Ross
       3.4(a)        Purchaser Bringdown
       3.4(e)        Purchaser Canadian  Counsel Opinion
       3.4(f)        Purchase U.S. opinion
       3.4(h)        Release by WSI and subsidiaries of all Vendors
       3.5(a)        Purchaser Bringdown
       3.6(b)        Share Assignment - TD Canada Trust
       3.6(e)        Purchaser's Bringdown

SCHEDULES

       1.1(40)       Financial Statements
       1.1(65)       Permitted Liens
       1.1(69)       Premises Leases
       1.1(79)       Form of Registration Rights Agreement
       1.1(82)       Residential Property
       2.8           Escrow Agreement
       2.9           Steps Memo
       2.10          Net Working Capital Methodology
       5.1(2)        Issued Capital
       5.1(11)       Exceptions to Financial Statements

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                                      -15-

       5.2(5)        Subsidiaries
       5.1(20)       Material Contracts
       5.1(22)       Employment Arrangements
       5.1(23)       Employee Benefit Plans
       5.1(28)       Intellectual Property
       5.1(29)       Bank Accounts and Safety Deposit Boxes
       5.1(30)       Insurance
       5.1(42)       Bank Indebtedness
       5.1(44)       Real Property
       5.1(44)(b)    Real Property Exceptions
       5.1(47)       Premises Leases
       5.1(48)       Licences and Permits
       5.1(49)       Consents & Approvals
       5.1(50)       Notices
       5.1(51)       Information
       5.6(4)        Purchaser Notices
       5.6(7)        Purchaser Consents and Approval
       9.17          Environmental Matters

                                    ARTICLE 2

                               PURCHASE OF SHARES

2.1 AGREEMENT TO PURCHASE AND SELL THE DION SHARES. At the Closing, subject to the terms and conditions of this Agreement, Dion Group shall sell to the Purchaser, and the Purchaser shall purchase from Dion Group, 100 common shares and 150,000 Series A Preference shares in the capital of 1364927 ("DION SHARES").

2.2 AGREEMENT TO PURCHASE AND SELL THE DICK SHARES. At the Closing, subject to the terms and conditions of this Agreement, Dick Group shall sell to the Purchaser, and the Purchaser shall purchase from Dick Group, 100 common shares and 150,000 Series A Preference shares in the capital of 1364928 ("DICK SHARES").

2.3 AGREEMENT TO PURCHASE AND SELL THE ROSS SHARES. At the Closing, subject to terms and conditions of this Agreement, Ross shall sell to the Purchaser and the Purchaser shall purchase from Ross, 5.38 common shares in the capital of WSI (the "ROSS SHARES").

2.4 AMOUNT OF PURCHASE PRICE FOR DION SHARES. Subject to the adjustments referred to herein, the purchase price (the "DION PURCHASE PRICE") payable by the Purchaser to the Dion Group for the Dion Shares shall be $13,000,000 to be paid and satisfied as follows:

       (1) as to $11,050,000, in cash or by certified cheque at the Closing
Time;

       (2) as to $1,950,000, payable without interest, on or before the Registration Date:

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                                      -16-

              (a) by delivery by the Purchaser to the Dion Group on the Registration Date of that number of fully paid and non-assessable common shares in the capital of the Purchaser determined in accordance with the Formula provided that the Registration Condition is satisfied in full at least 15 days prior to the Registration Date and the Purchaser has given written notice of the satisfaction of the Registration Condition at least 15 days prior to the Registration Date; or

              (b) if the condition set forth in (a) above is not satisfied and notice thereof given to the Vendors by the Purchaser on or before the date which is 15 days prior to the Registration Date, by the payment of such amount in cash or by certified cheque on the Registration Date.

       (3) The Dion Purchase Price shall be allocated among members of the Dion Group in accordance with the following, namely:

              (a) $150,000 shall be paid to the holders of the 150,000 Series A Preference Shares in the capital of 1364927; and

              (b) the balance of the cash purchase price and the non-cash purchase price shall be allocated among the members of the Dion Group in an equal amount for each common share in the capital of 1364927.

2.5 AMOUNT OF PURCHASE PRICE FOR DICK SHARES. Subject to the adjustments referred to herein, the purchase price (the "DICK PURCHASE PRICE") payable by the Purchaser to the Dick Group for the Dick Shares shall be $13,000,000 to be paid and satisfied as follows:

       (1) as to $11,050,000, in cash or by certified cheque or at the Closing Time;

       (2) as to $1,950,000, payable without interest, on or before the Registration Date:

              (a) by delivery by the Purchaser to the Dick Group on the Registration Date of that number of fully paid and non-assessable common shares in the capital of the Purchaser determined in accordance with the Formula provided that the Registration Condition is satisfied in full at least 15 days prior to the Registration Date and the Purchaser has given written notice of the satisfaction of the Registration Condition at least 15 days prior to the Registration Date; or

              (b) if the condition set forth in (a) above is not satisfied and notice thereof given to the Vendors by the Purchaser on or before the date which is 15 days prior to the Registration Date, by the payment of such amount in cash or by certified cheque on the Registration Date.

       (3) The Dick Purchase Price shall be allocated among members of the Dick Group in accordance with the following, namely:

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                                      -17-

              (a) $150,000 shall be paid to the holders of the 150,000 Series A Preference Shares in the capital of 1364928; and

              (b) the balance of the cash purchase price and the non-cash purchase price shall be allocated among the members of the Dick Group in an equal amount for each common share in the capital of 1364928.

2.6 AMOUNT OF PURCHASE PRICE FOR ROSS SHARES. Subject to the adjustments referred to herein, the purchase price (the "ROSS PURCHASE PRICE") payable by the Purchaser to Ross for the Ross Shares shall be $2,000,000 to be paid and satisfied as follows:

       (1) as to $1,700,000, in cash or by certified cheque at the Closing Time;

       (2) as to $300,000 payable without interest, on or before the Registration Date:

              (a) by delivery by the Purchaser to Ross on the Registration Date of that number of fully paid and non-assessable common shares in the capital of the Purchaser determined in accordance with the Formula provided that the Registration Condition is satisfied in full at least 15 days prior to the Registration Date and the Purchaser has given written notice of the satisfaction of the Registration Condition at least 15 days prior to the Registration Date; or

              (b) if the condition set forth in (a) above is not satisfied and notice thereof given to the Vendors by the Purchaser on or before the date which is 15 days prior to the Registration Date, by the payment of such amount in cash or by certified cheque on the Registration Date.

2.6A PURCHASE AND SALE OF TD CANADA TRUST SHARES. At the Closing, subject to the terms and conditions of this Agreement, Dion and Dick shall cause TD Canada Trust to sell to the Purchaser, and the Purchaser shall purchase from TD Canada Trust, the TD Canada Trust Shares, and at the same time Dion and Dick shall cause TD Canada Trust to deliver to and in favour of the Purchaser share certificates, properly endorsed in blank for transfer to the Purchaser, representing the TD Canada Trust Shares, and written, binding representations and warranties, of TD Canada Trust, which shall survive indefinitely, in substantially the form and substantially to the same effect in relation to the TD Canada Trust Shares, as the representations and warranties of Ross set out in Sections 5.4(1), (2) and (3) of this Agreement. Subject to the adjustments referred to herein, the purchase price (the "TD CANADA TRUST PURCHASE PRICE") payable by the Purchaser to TD Canada Trust for the TD Canada Trust Shares shall be $12,000,000 to be paid and satisfied as follows:

       (1) as to $10,200,000, in cash or by certified cheque at the Closing Time; and

       (2) as to $1,800,000, payable without interest, on or before the Registration Date:

              (a) by delivery by the Purchaser to TD Canada Trust on the Registration Date of that number of fully paid and non-assessable common shares in the capital of the Purchaser determined in accordance with the Formula

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                                      -18-

                     provided that the Registration Condition is satisfied in full at least 15 days prior to the Registration Date and the Purchaser has given written notice of the satisfaction of the Registration Condition at least 15 days prior to the Registration Date; or

              (b) if the condition set forth in (a) above is not satisfied and notice thereof given to the Vendors by the Purchaser on or before the date which is 15 days prior to the Registration Date, by the payment of such amount in cash or by certified cheque on the Registration Date.

2.7 PREVIOUS PAYMENT. The Parties acknowledge and agree that the $500,000 previously paid to Aird & Berlis LLP in trust by the Purchaser shall forthwith upon the execution of this Agreement be released, together with interest earned thereon, if any, to the Vendors or as they may direct and that the Purchaser has no further claim with respect to this amount either against the Vendors or Aird & Berlis LLP except such amount will be deemed to have been paid against the cash payable at the Closing Time.

2.8 DEPOSIT. Concurrently with the execution of this Agreement, the Purchaser shall pay to the Dion Group. Dick Group and WSI Solicitors, in trust, the sum of $1,500,000 (the "DEPOSIT") as a deposit. The Vendors shall cause the Dion Group, Dick Group and WSI Solicitors to invest the Deposit in an interest-bearing account of a Canadian chartered bank or trust company in the name of the Purchaser , in trust, to be disbursed in accordance with the following provisions:

       (1) if the purchase and sale of the Shares is completed at the Closing Time, then the aggregate of the Deposit plus all interest earned thereon shall be released from trust and paid to or to the direction of the Purchaser;

       (2) if the purchase and sale of the Shares is not completed at the Closing Time for any reason other than the breach by the Purchaser of its obligations under this Agreement, then the aggregate of the Deposit plus all interest thereon shall be released from trust and paid to the Purchaser; and

       (3) if the purchase and sale of the Shares is not completed at the Closing Time because of the breach by the Purchaser of its obligations under this Agreement, then the aggregate of the Deposit plus all interest earned thereon shall be released from trust and paid in equal portions to the Vendors in full satisfaction of all damages, losses, costs and expenses incurred by the Vendors as a result of such failure.

       (4) ESCROW AGREEMENT. Concurrently with the execution of this Agreement in order to give effect to the holding of the Deposit, the parties hereto shall execute and deliver the Escrow Agreement in the form attached hereto as Schedule 2.8.

2.9    STEPS MEMO

       (1) The Purchaser acknowledges and agrees that during the Interim Period, members of the Dion Group and/or members of the Dick Group shall be transferring certain shares of 1364927 or 1364928, as the case may be by and among themselves, all in accordance with the steps memo attached hereto as Schedule 2.9.

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                                      -19-

       (2) Each Vendor shall be entitled to make an income tax election pursuant to section 85 of the Income Tax Act (Canada) (and the equivalent provision of any provincial income tax law) with respect to the transfer of shares of 1364927, shares of 1364928 or shares of WSI, as the case may be, to the Purchaser in exchange for common shares of the Purchaser. Each Vendor must provide two completed copies of the necessary election forms which have been executed by such Vendor to the Purchaser. The amount to be elected in such forms shall be an amount determined by such Vendor (or his or her professional advisors), provided that such elected amount complies with the statutory limitations. The parties agree that for income and corporations tax purposes the acquisition cost to the Purchaser and proceeds of disposition to the Vendor of the shares of 1364927, shares of 1364928 or shares of WSI, as the case may be, disposed of to the Purchaser in consideration of common shares of the Purchaser shall be deemed to be an amount equal to the amount so elected. The Purchaser agrees to execute any proper election forms provided to it by a Vendor and to return such forms to such Vendor within 30 days of the receipt thereof for filing by such Vendor with the applicable tax authority. With the exception of execution or causing execution of the election by the Purchaser, compliance with the requirements to a valid election and the filing of such election shall be the sole responsibility of the Vendor making the election.

2.10          NET WORKING CAPITAL ADJUSTMENTS.

       (1) (a) On or immediately prior to the Closing Date, Dion and Dick shall deliver to the Purchaser a statement of the estimated Net Working Capital (the "ESTIMATE") of the Business as at the Closing Date in accordance with the methodology set forth in Schedule 2.10.

           (b) If the Net Working Capital of the Business as at the closing date prepared and delivered as contemplated in Section 2.10(1) hereof is positive, then the cash portion of the Dion Purchase Price, the Dick Purchase Price, the Ross Purchase Price and the TD Canada Trust Purchase Price payable at the Time of Closing shall be increased proportionately. If the estimated Net Working Capital of the Business as at Closing Date prepared in accordance with the aforementioned section is negative, then the cash portion of the Dion Purchase Price, the Dick Purchase Price, the Ross Purchase Price and the TD Canada Trust Purchase Price payable at the Time of Closing shall be reduced proportionately.

       (2) As promptly as possible, but in any event no later than sixty (60) days after the Closing Date, Purchaser shall provide to the Dion Group and the Dick Group a statement of the Net Working Capital of the Business as of the Closing Date prepared by the Purchaser (the "NET WORKING CAPITAL STATEMENT") together with a written explanation of differences, if any, from the Estimate. The Net Working Capital Statement shall be prepared in accordance with the methodology for the calculation of Net Working Capital set forth in Schedule
2.10. The Net Working Capital Statement, together with the working papers relating thereto, shall be reviewed by the Dion Group and the Dick Group within ten (10) Business Days following receipt of the Net Working Capital Statement. The Purchaser shall make its working papers relating to the Net Working Capital Statement available for the Dion Group's and the Dick Group's inspection and review.

       (3) Unless the Dion Group and the Dick Group deliver a written statement of any objections (the "STATEMENT OF OBJECTIONS") to the Purchaser regarding the Net Working Capital

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                                      -20-

Statement within ten (10) Business Days after receipt of same, the Net Working Capital Statement shall be deemed to be finalized. If the Net Working Capital on the finalized Net Working Capital Statement is positive from the Estimate, then the aggregate cash portion of the Dion Purchase Price, Dick Purchase Price, the Ross Purchase Price and the TD Canada Trust Purchase Price shall be adjusted and increased by the amount of such excess to be allocated proportionately and the Purchaser shall within ten (10) Business Days from the Dion Group's and the Dick Group's receipt of the finalized Net Working Capital Statement, pay to each Vendor the amount of such excess, by way of certified cheque; if the Net Working Capital shown on the finalized Net Working Capital Statement is negative from the Estimate, then the cash portion of each of the Dion Purchase Price, the Dick Purchase Price, the Ross Purchase Price and the TD Canada Trust Purchase Price shall be decreased by an amount equal to such deficiency and the Dion Group and the Dick Group shall be jointly and severally liable to pay to the Purchaser within ten (10) Business Days from the Dion Group's and the Dick Group's receipt of the finalized Net Working Capital Statement the amount of such decrease, by way of certified cheque or wire transfer of immediately available funds.

       (4) In the event that the Dion Group and the Dick Group deliver a written Statement of Objections regarding the Net Working Capital Statement within ten (10) Business Days of receipt of same, and such objections cannot be resolved by agreement between the Dion Group and the Dick Group and the Purchaser within ten (10) Business Days after the delivery of the written Statement of Objections, the matters in dispute shall be submitted to an independent accounting firm (the "ACCOUNTANT") mutually acceptable to the parties hereto to determine the final Net Working Capital of the Business as at the Closing Date. All costs and expenses of such jointly elected Accountant shall be borne by the Purchaser and the Dion Group and the Dick Group in inverse proportion as each may prevail on matters resolved by the Accountant, which proportionate allocations shall also be determined by the Accountant at the time the determination of the Accountant is rendered on the merits of the matters submitted or at the time a settlement is reached by the parties hereto. In the event a Net Working Capital adjustment is determined to be payable, the adjustments shall be paid within five (5) Business Days of the receipt by both parties of the Accountant's report. The Accountant's report shall be final, binding and conclusive on the parties hereto, absent manifest mathematical error, and such report shall not be subject to appeal or judicial review by any party. Notwithstanding the foregoing, any amount not in dispute shall be paid within five (5) Business Days following agreement between the Dion Group and the Dick Group and the Purchaser.

2.11   QUALIFIED ENVIRONMENTAL TRUST

       (1) On December 29, 2000, WSI contributed approximately $918,000 to a qualified environmental trust ("QET") as such term is defined in Section 248(1) of the INCOME TAX ACT (Canada), known as the WSI QET, and claimed a deduction in like amount under Paragraph 20(1)(ss) of the INCOME TAX ACT (Canada) from its taxable income for the taxation year ended December 31, 2000.

       (2) On or before December 31, 2001, WSI intends to contribute an approximate additional $400,000 to a QET whether or not to the same WSI QET or another QET.

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                                      -21-

       (3) If at closing PriceWaterhouseCoopers, historical auditors of WSI, determine that the deduction from taxable income of WSI in the amount of $918,000 with respect to the taxation year ended December 31, 2000 or the approximate $400,000 deducted in the taxation year ended December 31, 2001, if applicable, is not available, the Vendors and the Purchasers agree as follows:

              (a) the Vendors will pay the Tax equal to the amount of income taxes that otherwise should have been paid by WSI but for the claiming of the deductions of the amounts deposited by WSI in a QET for the taxation year ended December 31, 2000 and or December 31, 2001, respectively, together with interest and penalties, if any;

              (b) the Vendors and the Purchaser shall co-operate and do all things reasonably and commercially practicable to facilitate WSI setting up a QET which would properly permit the deduction by WSI from income for income tax purposes of the amount contributed to such QET with respect to the cumulative amounts necessary for all taxation years to and including those ended on December 31, 2001;

              (c) in order to secure the payment of the Taxes, interest and penalties, if any, of the amount that will be payable if the deductions in the aggregate amount of $1,318,000 to QET's by WSI is not permitted, contemporaneously with the closing of the transactions of purchase and sale contemplated herein, the Vendors and the Purchaser agree that the Purchase Price for all of the shares being purchased and sold hereunder shall be adjusted and the cash amount of the Purchase Price payable in accordance with the terms hereof and the Purchase Price for the shares being purchased and sold hereunder shall be reduced (rateably in respect of the Vendors) by an aggregate amount of $600,000 and a cash amount of $600,000 shall be deposited with the Purchaser's Solicitors to be held in escrow by them upon and subject to the terms hereof (such escrowed amount hereinafter sometimes called the "QET ESCROW AMOUNT");

              (d) the QET Escrow Amount shall be held by the Purchaser's Solicitors and shall be released by them upon the first to occur of:

                       (i) the determination by PriceWaterhouseCoopers, the historical auditors of WSI, that the deductions from income in respect of contributions to a QET previously claimed by WSI with respect to either or both of the 2000 and 2001 taxation years was inappropriate and Taxes, interest and penalties, if any, are due and payable, an amount equal to the amount of Taxes, interest and penalties, if any, shall be paid to the Canada Customs and Revenue Agency on account of such Taxes, interest and penalties, if any;

                       (ii)   if on or before December 31, 2004,
                              PriceWaterhouseCoopers, historical auditors of WSI, has not indicated, in writing, its view

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                                      -22-

                              that the deductions taken by WSI for the 2000 taxation year and the 2001 taxation year were inappropriate, to the Vendors in accordance with their proportionate interest as an adjusted increase in the Purchase Price for the shares being purchased and sold in the transactions of purchase and sale contemplated herein;

                       (iii) if any of the QET Escrow Amount is paid to the Canada Customs and Revenue Agency in accordance with the foregoing and at any time on or before December 31, 2004, WSI contributes all or any portion of approximately $1,318,000 to a QET and is able to properly claim a deduction in respect of such amount in computing its income for income tax purposes then WSI shall pay to the Vendors, in cash, in accordance with their proportionate interests, an amount equal to 45.52% of the amount so deducted by WSI and such amount shall be treated as an increase in the Purchase Price.

       (4) For greater clarity, if it is determined that is any amount on account of Taxes, interest and penalties, if any, are due and payable by WSI for the 2000 taxation and/or the 2001 taxation year as a result of the claiming of a deduction the amount of the contributions to a QET in the aggregate amount of approximately $1,318,000 and the aggregate amount of such Taxes, interest and penalties, if any, is less than the QET Escrow Amount, the excess amount, if any, shall be forthwith paid to the Vendors as an adjusted increase to the Purchase Price for the shares being purchased and sold in accordance with the transactions of purchase and sale contemplated herein.

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                                      -23-

                                    ARTICLE 3

                              CLOSING ARRANGEMENTS

3.1 CLOSING. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of the Dion Group, Dick Group and WSI Solicitors, or at such other time on the Closing Date or such other place as may be agreed orally or in writing by the Dion Group, the Dick Group and the Purchaser (the "CLOSING TIME").

3.2 DION GROUP AND DICK GROUP CLOSING DELIVERIES. At the Closing, all of the members of the Dion Group and the Dick Group shall be jointly and severally liable to deliver or cause to be delivered to the Purchaser the following documents:

              (a)    certificates representing the Shares;

              (b) assignments of the Shares in the form of Exhibit 3.2(b), duly executed by the relevant members of Dion Group, the Dick Group and TD Canada Trust;

              (c) the minute books, share certificate books and corporate seals of 1364927, 1364928 and the Corporations;

              (d) a certificate of Dion dated as of the Closing Date in the form of Exhibit 3.2(d) (bring down);

              (e) a certificate of the Dion Trust dated as of the Closing Date in the form of Exhibit 3.2(e) (bring down);

              (f) a certificate of Dion Newco dated as of the Closing Date in the Form of Exhibit 3.2(f) (bring down);

              (g) a certificate of Dick dated as of the Closing Date in the form of Exhibit 3.2(g) (bring down);

              (h) a certificate of Dick Trust dated as of the Closing Date in the form of Exhibit 3.2(h) (bring down);

              (i) a certificate of Dick Newco dated as of the Closing Date in the form of Exhibit 3.2(i) (bring down);

              (j) evidence in form satisfactory to the Purchaser acting reasonably that the Dion and Dick Consents and Approvals have been obtained;

              (k) the opinion of Dion Group, Dick Group and WSI Solicitors addressed to the Purchaser and the Purchaser's Solicitors substantially in the form of Exhibit 3.2(k-1) and 3.2(k-2);

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                                      -24-

              (l) the written resignation of each Director and Officer and a release of all claims against the Corporations in the form of Exhibit 3.2(l);

              (m) a release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit 3.2(m) duly executed by Dion;

              (n) release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit 3.2(n) duly executed by Dion Trust;

              (o) release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit O duly executed by Dion Newco;

              (p) release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit P duly executed by Dick;

              (q) release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit Q duly executed by Dick Trust;

              (r) release of claims against 1364927, 1364928 and the Corporations in the form of Exhibit 3.2(r) duly executed by Dick Newco;

              (s) a non-competition agreement in the form of Exhibit 3.2(s) duly executed by each of Dion and Dick;

              (t) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Purchaser to complete the transactions provided for in this Agreement.

3.3 ROSS' CLOSING DELIVERIES. At the Closing, Ross shall deliver to the Purchaser, the following documents:

              (a)    the share certificates representing the Ross Shares;

              (b) an assignment of shares in the form of Exhibit 3.3(b), duly executed by Ross;

              (c) a certificate of Ross dated as of the Closing Date in the form of Exhibit 3.3(c) (bring down);

              (d)    a release of claims against the Corporations in the form of
                     Exhibit 3.3(d) duly executed by Ross (not including as an employee);

              (e) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement.

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                                      -25-

3.4 PURCHASER'S CLOSING DELIVERIES. At the Closing, the Purchaser shall deliver or cause to be delivered to Dion Group, Dick Group and TD Canada Trust the following documents and payments:

              (a) a certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in the form of
                     Exhibit 3.4(a) (bring down);

              (b)    the payment referred to in Article 2;

              (c) evidence in form satisfactory to Dion Group and Dick Group acting reasonably that the Purchaser's Consents and Approvals have been obtained;

              (d) an opinion of the Purchaser's Solicitors addressed to the Vendors and the Dion Group, Dick Group and WSI Solicitors and solicitors to TD Canada Trust substantially in the form of Exhibit 3.4(e);

              (e)    intentionally deleted;

              (f)    intentionally deleted;

              (g) the release of claims against each member of the Dion Group, the Dick Group, Ross and TD Canada Trust or any matter of things to the Time of Closing except with respect matters arising out of this Agreement of Purchase and Sale in the form of Exhibit 3.4(h) duly executed by each of the Corporations.

              (h) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Dion Group, Dick Group, Ross, TD Canada Trust and WSI to complete the transactions provided for in this Agreement;

3.5 PURCHASER'S CLOSING DELIVERIES TO ROSS. At the Closing, the Purchaser shall deliver or cause to be delivered to Ross the following documents and payments:

              (a) a certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in the form of
                     Exhibit 3.4(a) (bring down);

              (b)    payments of the cash referred to in Section 2.6;

              (c)    intentionally deleted; and

              (d) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Ross to complete the transactions provided for in this Agreement.

3.6 TD CANADA TRUST CLOSING DELIVERIES AND PURCHASER'S CLOSING DELIVERIES TO TD CANADA TRUST At the Closing, Dion and Dick shall be jointly and severally liable to ensure that TD Canada Trust delivers to the Purchaser the following documents:

              (a)    the share certificates representing the TD Canada Trust
                     Shares;

              (b) an assignment of shares in the form of Exhibit 3.6(b), duly executed by TD Canada Trust;

              (c) the written representations and warranties as and in the manner specified in Section 2.6A; and

              (d) such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transfer to the Purchaser of the TD Canada Trust Shares.

At the Closing the Purchaser shall deliver or cause to be delivered to TD Canada Trust the following documents and payments:

              (e) a certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in the form of
                     Exhibit 3.6(e) (bring down);

              (f)    payments of the cash referred to in Section 2.6A;

              (g)    intentionally deleted; and

              (h) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by TD Canada Trust to complete the transactions provided for in this Agreement.

                                    ARTICLE 4

                              CONDITIONS OF CLOSING

4.1 PURCHASER'S CONDITIONS. The Purchaser shall not be obliged to complete the purchase and sale of the Shares pursuant to this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Purchaser and may be waived, in whole or in part, in writing by the Purchaser at any time; and the Dion Group and the Dick Group agree with the Purchaser to take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

       (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Dion Group, the Dick Group and Ross in Section 5.1, the Dion Group in
Section 5.2, the Dick Group in Section 5.3 and Ross in Section 5.4 shall be true and correct at the Closing Time.

       (2) COMPLIANCE. Each of the Dion Group, the Dick Group and Ross shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to the Purchaser at the Closing all the documents contemplated in this Agreement.

       (3) DUE DILIGENCE INVESTIGATION. By 5:00 p.m. on January 15, 2002, (the "TERMINATION TIME") the Purchaser shall have conducted and completed its investigation of the Dion Group, the Dick Group and the Corporations, the Business and the Assets, and the Purchaser, in its sole discretion, shall have been satisfied in all respects with the results of such investigation and, in its sole discretion, shall have determined to proceed with the transactions contemplated by this Agreement. If prior to the Termination Time the Purchaser determines that any of the statements set out in clauses (a) through (i) of
Schedule 9.17 is untrue, incorrect or inaccurate in any respect, then by written notice to the Dion Group, the Dick Group and Ross delivered prior to the Termination Time, it may terminate its obligations hereunder without any ongoing liability of any of the Parties to one another other than an obligation of the Vendors to refund the Deposit. If prior to the Termination Time the Purchaser determines for any reason other than pursuant to the immediately preceding sentence, that it is not satisfied with the results of its investigations:

       (a) if the reason or reasons for dissatisfaction do not aggregate in value more than $250,000, then the Purchase Price shall be reduced by the amount involved but otherwise this Agreement shall remain in full force and effect; but

       (b) if the reason or reasons for dissatisfaction aggregate in excess of $250,000 then, in its discretion, the Purchaser may by written notice to the Dion Group, the Dick Group and Ross delivered prior to the Termination Time terminate its obligations hereunder without any ongoing liability of any of the Parties to one another other than an obligation of the Vendors to refund the Deposit.

       (4) MATERIAL ADVERSE CHANGE. During the Interim Period, there shall have been no Material Adverse Change with respect to 1364927, 1364928 and the Corporations taken as a whole

       (5) NO LITIGATION. There shall be no litigation or proceedings:

              (a) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement; or

              (b) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers which:

                       (i) in the result, could adversely affect the right of the Purchaser to acquire or retain the Shares; or

                       (ii) in the judgment of the Purchaser, would make the completion of the transactions contemplated by this Agreement inadvisable.

       (6) INVESTMENT CANADA ACT. If the purchase of the Shares by the Purchaser is a reviewable investment under the INVESTMENT CANADA ACT (Canada), then either:

              (a) the Purchaser shall have received written confirmation that the Minister responsible for the INVESTMENT CANADA ACT (Canada) is satisfied that the purchase of the Shares by the Purchaser is likely to be of net benefit to Canada; or

              (b) the time within which the Minister is required to advise the Purchaser whether the Minister is satisfied that the purchase of the Shares is likely to be of net benefit to Canada has expired (unless within that time the Minister has sent a notice to the Purchaser confirming that the Minister is not satisfied that the purchase of the Shares is likely to be of net benefit to Canada).

The Purchaser covenants and agrees to use its reasonable commercial efforts to diligently prosecute in a timely manner all documents and filing necessary and desirable in order to pursue an application under S. 17 of the INVESTMENT CANADA ACT (Canada).

       (7) CONSENTS AND APPROVALS. All the Dion and Dick Consents and Approvals have been obtained.

       (8) EXERCISE OF WARRANTS. On or before Closing, each of TD Canada Trust and Ross shall have exercised all of their respective warrants.

       (9) SALE BY TD CANADA TRUST. Dion and Dick shall have caused TD Canada Trust to make all of the deliveries to the Purchaser specified in Section 3.6.

4.2 CONDITION NOT FULFILLED. If any condition in Section 4.1 has not been fulfilled at or before the Closing Time or January 15, 2001, as the case may be, then the Purchaser in its sole discretion may, without limiting any rights or remedies available to the Purchaser at law or in equity, (provided that in no circumstances will the aggregate amount of damages payable to the Purchaser exceed the aggregate amount of $2.0 million) either:

       (1) terminate this Agreement by notice to the Dion Group, the Dick Group and Ross, in which event the Purchaser shall be released from its obligations under this Agreement to complete the purchase of the Shares; or

       (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

4.3 DION GROUP, DICK GROUP AND ROSS CONDITIONS. The Dion Group, the Dick Group and Ross shall not be obliged to complete the transactions contemplated by this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Dion Group, the Dick Group and Ross, and may be waived, in whole or in part, in writing by the Dion Group, the Dick Group and Ross at any time; and the Purchaser agrees with the Dion Group, the Dick Group and Ross to take all such actions, steps and proceedings as are reasonably within the Purchaser's control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

       (1) NO LITIGATION. There shall be no litigation or proceedings:

              (a) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement; or

              (b) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers which:

                       (i) in the result, could adversely affect the right of the Dion Group and the Dick Group and Ross to acquire or retain the CERI Shares; or

                       (ii) in the judgment of the Dion Group and the Dick Group, would make the completion of the transactions contemplated by this Agreement inadvisable.

       (2) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 5.5 shall be true and correct at the Closing Time.

       (3) PURCHASER'S COMPLIANCE. The Purchaser shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to the Vendors at the Closing Time all the documents contemplated in this Agreement.

       (4) NO MATERIAL ADVERSE CHANGE. During the Interim Period, there shall have been no material adverse change with respect to the Purchaser.

       (5) PURCHASER'S CONSENTS AND APPROVALS. All the Purchaser's Consents and Approvals have been obtained.

       (6) RETIREMENT OF LONG TERM DEBT. To the extent that there is at the Closing Time any long term debt existing in 1364927, 1364928 and the Corporations determined on a consolidated basis, then the parties shall adjust the cash portion of the Purchase Price downward by the amount of the long term debt (including any costs, fees or penalties that are associated with retirement thereof only if such amounts are actually paid at the Closing Time) if it was retired and the Purchaser shall as part of the completion of the transactions contemplated herein, fund the Corporations with sufficient amounts to enable them to retire in full at the Time of Closing such long term debt to the extent any holder thereof requires payment.

       (7) COMPLETION OF ALL TRANSACTIONS OF PURCHASE AND SALE The Purchaser shall not at Closing acquire less than all of the Dion Shares, the Dick Shares, the Ross Shares and TD Canada Trust Shares.

4.4 CONDITION NOT FULFILLED. If any condition in Section 4.3 shall not have been fulfilled at or before the Closing Time, then the Dion Group, the Dick Group and Ross (collectively and not individually) in their sole discretion may, without limiting any rights or remedies available to the Dion Group, the Dick Group and Ross (collectively and not individually) at law or in equity (except to the extent so limited by Section 2.8), either:

       (1) terminate this Agreement by notice to the Purchaser in which event the Vendors shall be released from all obligations under this Agreement; or

       (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF THE DION GROUP, THE DICK GROUP AND ROSS. As a material inducement to the Purchaser's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Dion Group, the Dick Group and Ross set out in this Section 5.1, all of the members of the Dion Group, the Dick Group and Ross, jointly and severally represent and warrant to the Purchaser as follows:

       (1) AUTHORIZED CAPITAL. The authorized capital of WSI consists of an unlimited number of common shares.

       (2) ISSUED CAPITAL. As at the date of execution and delivery of this Agreement, the only issued and outstanding shares in the capital of WSI are 70 common shares. The 1364927 Shares and the 1364928 Shares represent all of the issued and outstanding shares in the capital of WSI, the 1364927 Shares and the 1364928 Shares are owned, beneficially and of record, by 1364927 and 1364928 in those numbers set forth in Schedule 5.1(2) hereof. As at the Time of Closing, there will be an additional 37.69 common shares in the capital of WSI issued and outstanding and registered in the name of Ross as to 5.38 common shares and TD Canada Trust as to 32.31 common shares.

       (3) UNISSUED SHARES. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued securities in the capital of WSI other than Ross and TD Canada Trust.

       (4) CORPORATION SUBSISTING. The Corporations have been duly and validly incorporated and organized under the laws of the Province of Ontario and have not been dissolved.

       (5) SUBSIDIARIES. WSI owns, both beneficially and of record, all of the issued and outstanding shares of those Subsidiaries set forth in Schedule 5.1(5). Other than the Subsidiaries set forth in Schedule 5.1(5), WSI does not have any subsidiaries, own any shares of any other corporation or unincorporated entity or any rights, options, warrants or other securities of any other corporation or other incorporated or unincorporated entity, or have any agreement for the purchase, subscription or issuance of any of the unissued shares or securities in the capital of any other corporation or unincorporated entity.

       (6) GOOD STANDING. The Corporations have all requisite corporate power and authority to carry on their business and the Business and to own, lease and operate the properties and assets now owned, leased and operated by them. The Corporations are duly qualified to do business and to own, lease and operate its properties and assets and are in good standing in every jurisdiction in which the character of the business conducted, or the nature of the properties owned, leased or operated by such corporation, makes such qualification necessary. Currently, the Corporations carry on business only in the Province of Ontario.

       (7) MINUTE BOOKS COMPLETE. Each minute book of the Corporations contains complete copies of its Articles (as that term is defined in the BUSINESS CORPORATIONS ACT (Ontario)). There are outstanding no applications or filings which would alter in any way the constating documents or corporate status of any Corporation. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of any Corporation, except those contained in the said minute books.

       (8) NO CONTRAVENTION. The execution and delivery of this Agreement by the Dion Group and the Dick Group and the observance and performance of the terms and provisions of this Agreement on the part of the Dion Group and the Dick Group to be observed and performed by them do not: (i) constitute a violation or breach of the charter documents, by-laws or any provision of any contract, indenture, undertaking or other instrument to which any Corporation is a party or by which any Corporation is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to it, nor do they constitute a default (either with the passage of time or the giving of notice or both, or otherwise, constitute a default) under any contract or agreement or instrument to which any Corporation is a party or by which any Corporation is bound; (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, including any Governmental Authority; (iii) result in any acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any contract, indenture, undertaking or other instrument to which any Corporation is a party or by which any Corporation is bound; or (iv) result in the creation of any encumbrance upon the assets of any Corporation.

       (9) NO BANKRUPTCY/INSOLVENCY. The Corporations are not insolvent, have not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

       (10) BOOKS AND RECORDS COMPLETE. The Books and Records have been kept in accordance with applicable law on a consistent basis and fairly and correctly set out and disclose in all material respects the current financial position of the Corporations. All transactions involving the Corporations have been accurately recorded in such Books and Records. All vacation pay, bonuses, commissions and other emoluments relating to each of the Employees of the Business have been accrued to date in such Books and Records.

       (11) FINANCIAL STATEMENTS. Except as set forth in Schedule 5.1(11), the Financial Statements: (i) have been prepared in accordance with GAAP except that unaudited financial statements may not contain footnotes and are subject to normal and reoccurring year-end audit adjustments, which will not, individually or in the aggregate, be material in amount; (ii) present fully, fairly and correctly, in all material respects, the assets, liabilities and financial condition of the Corporations as at the relevant dates, and the results of its operations and the changes in its financial position for the periods then ended;
(iii) are in accordance with the Books and Records; (iv) contain and reflect all necessary adjustments for a fair presentation of the results of operations and the financial condition of the Business and the Corporations for the period covered thereby; and (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporations.

       (12) NO MATERIAL ADVERSE CHANGE. Except as disclosed elsewhere in this Agreement, since the date of the Financial Statements, there has been no Material Adverse Change.

       (13) RELATED PARTY TRANSACTIONS. Since the date of the Financial Statements, no payments have been made or authorized of the Corporations to and the Corporations have not entered into any transactions with, their officers, directors, shareholders or employees, any of the Affiliates of such persons except to employees in the ordinary course of the business and at the regular rates of salary or remuneration, including bonuses payable to such persons.

       (14) TITLE OF ASSETS. Subject to Section 5.1(44) and except as set forth in the Financial Statements, the Corporations are the owners of all the property and assets shown in the Financial Statements or used by it in connection with the Business (excluding property and assets leased to or licensed by a Corporation), with good and marketable title thereto free of any lien, claim, security interest or encumbrance of any nature or kind and of any rights or privileges capable of becoming claims, liens, security interests or encumbrances. Without limiting the generality of the foregoing, none of the Dion Group, the Dick Group, their Affiliates, their Associates, the Corporations' consultants or clients, nor the Employees own or possess any of the assets (including, any Intellectual Property) used by the Corporations in the Business.

       (15) OTHER LIABILITIES. The Corporations are not now subject to any liabilities or obligations, direct or indirect, absolute or contingent, other than the liabilities or obligations set forth in the Financial Statements and those arising since the date of the Financial Statements in the ordinary course of business, none of which is materially adverse and all of which in the aggregate are not materially adverse. There are no facts or circumstances which might reasonably serve as the basis for, or give rise to, any material liabilities or obligations on the part of the Corporations, other than liabilities or obligations disclosed in the Financial Statements, or arising thereafter in the ordinary course of business (none of which is materially adverse).

       (16) SHAREHOLDER INDEBTEDNESS. Except amounts owing among the Corporations, as disclosed in the Financial Statements, the Corporations are not indebted to any of its Employees, officers, directors or shareholders in any manner whatsoever or to any of their respective Affiliates, including the Dion Group or the Dick Group.

       (17) NO GUARANTEES. Except for guarantees among the Corporations, the Corporations have not guaranteed or otherwise given security for or agreed to guarantee or give security for any liability, debt or obligation of any other person, firm or corporation.

       (18) NO JUDGMENTS. There are no judgments or executions outstanding against the Corporations nor are there any suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations affecting the business, operations, prospects, property or affairs of the Corporations pending or, threatened against the Corporations.

       (19) REGULATORY COMPLIANCE. The Business has been and is now being conducted and operated in compliance, in all material respects, with all statutes, by-laws, regulations, orders, covenants, restrictions or plans of all federal, provincial or municipal authorities, agencies, boards or licensing bodies applicable to the Corporations and the Business. To the best of Dion's or Dick's knowledge, there is no threatened suspension, cancellation or invalidation of any approval, license, permit or certificate held by the Corporations, the Dion Group or the Dick Group in connection with the Business.

       (20) MATERIAL CONTRACTS. Except as set out in Schedule 5.1(20), the Corporations are not a party to, bound by, or entitled to rights or bound by obligations under, any material contracts, agreements, undertakings, commitments, letters of intent, understandings, licenses, instruments, arrangements, leases or other documents (oral or written) (collectively, the "MATERIAL CONTRACTS") or any amendments, modifications or supplements thereto which in any way affect the Business (which term excludes those entered into in the ordinary course of business which involve a cost, expenditures or liability of less than $20,000 for each such Material Contract or which are terminable by the Corporations on thirty (30) days notice without financial or other liability). There are no leases or other instruments or agreements pursuant to which the Corporations have granted a right to use any personal property comprising part of its assets to any other person, firm or corporation.

       (21) COMPLIANCE WITH MATERIAL CONTRACTS. The Corporations are not in default in any material respect of any obligation under any Material Contract to which it is a party, or by which it is bound. There exists no state of facts, conditions, events or circumstances which, after notice or lapse of time or both, would constitute a default in any material respect of any obligation under any Material Contracts by the Corporations or, to the best of Dion's or Dick's knowledge, by any other party thereto, and all Material Contracts are now in good standing and in full force and effect and the Corporations are entitled to all its benefits thereunder. The execution of this Agreement and the consummation of the transactions herein contemplated will not, in any way, affect the validity, enforceability or continuity of any Material Contract or result in an increase or decrease in any amounts payable thereunder. The Corporations have not made any assignment or sub-lease of any of its rights under any of the Material Contracts. Upon request of the Purchaser, the Dion Group and the Dick Group will provide to the Purchaser a true and complete copy of any written Material Contract. None of the written Material Contracts has been amended or modified except as set out in Schedule 5.1(20). Each of the Material Contracts is a legal, valid and binding obligation of the Corporations and is enforceable except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights and by general principles of equity.

       (22)   EMPLOYMENT ARRANGEMENTS.

              (a)    Schedule 5.1(22) contains a complete list of:

                       (i) all written or oral contracts or arrangements for the employment of any officer, Employee, agent or consultant to which the Corporations are a party, other than oral contracts or arrangements for the employment of any person, which employment is terminable upon the delivery by the applicable Corporation of reasonable notice of termination determined in accordance with applicable laws; and

                       (ii) all full-time Employees (other than hourly-paid Employees), their salaries and wage rates, their positions and their length or service and particulars of any contracts, arrangements or understandings with them.

              (b) The Corporations are not a party to or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to Employees or employment practices, wages, hours, and terms and conditions of employment. The Corporations have paid in full to all of its Employees, or accrued in its financial books and records, all wages, salaries, commissions, bonuses, benefits, and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law. The Corporations are liable for any notice of termination, severance pay or other payments to any Employee or former employee arising from the termination of employment prior to closing, and the Corporations will not have liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, and under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Corporations of any persons employed by the Corporations on or prior to the date hereof. The Corporations have not closed any plant or facility, nor implemented any early retirement program within the past five years nor has any of the Corporations planned or announced any such action or program for the future.

       (23)   EMPLOYEE BENEFIT PLANS.

              (a) Schedule 5.1(23) contains a true and complete list of each bonus, deferred compensation, incentive compensation, share purchase, share appreciation and share option, severance or termination pay, hospitalization or other medical benefits, life or other insurance, dental, disability, salary continuation, dependent care, vacation, supplemental unemployment benefits, profit-sharing, mortgage assistance, pension, retirement or supplemental retirement plan, program, agreement or arrangement, and each other Employee benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by the Corporations for the benefit of any Employee or former employee of the Corporations, whether or not insured or funded, whether formal or informal, whether or not subject to any applicable legislation and whether or not legally binding (collectively the "EMPLOYEE PLANS"). The Corporations do not have a "registered pension plan" as that term is defined in the INCOME TAX ACT (Canada). The Corporations do not have a formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any Employee or former employee of the Corporations, except such modification or amendment required to ensure the continued registration of any existing Employee Plan with any applicable governmental authority having jurisdiction over such Employee Plan.

              (b) With respect to each of the Employee Plans, the Purchaser has received true and complete copies of each of the following documents:

                       (i) a copy of the current text of the Employee Plan (including all amendments thereto and all prior Employee Plan texts);

                       (ii) a copy of all employee communications relating to the Employee Plan, whether or not such communications have been, or are required to be, filed with any governmental authority;

                       (iii) if the Employee Plan is funded through a trust or any third party funding arrangement, a copy of the trust or other funding agreement (including all amendments thereto and any prior funding agreement) and the financial statements thereof for the last three completed fiscal years; and

                       (iv) any contract under which the any of the Corporations may have any liability in connection with any of the Employee Plans, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements.

              (c) No Employee Plan provides benefits, including death or medical benefits (whether or not insured) to Employees or former employees of the Corporations beyond retirement or other termination of service, other than (i) coverage required by law, (ii) deferred compensation benefits accrued as liabilities in the Financial Statements, or
                     (iii) benefits the full cost of which are borne by the Employee or former employee (or his beneficiary).

              (d) There are no pending, and to the best of Dion's and Dick's knowledge, threatened or anticipated claims involving any of the Employee Plans, including claims by or on behalf of any of the Employee Plans against any other party (other than routine claims for benefits). All of the Employee Plans are in good standing.

       (24) LABOUR UNIONS. The Corporations have not made any agreements with any labour union or employee association or made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements, and the Dion Group and the Dick Group are not aware of any current attempts to organize or establish any labour union or employee association relating to the Business. No grievance is pending or, to the best of Dion's and Dick's knowledge, threatened and there are no pending or outstanding arbitration awards in respect of the Corporations. No action, suit, complaint, charge, arbitration, enquiry, prosecution, proceeding or investigation by or before any court, governmental ministry, governmental agency, administrative agency, commission or tribunal brought by or on behalf of

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                                      -37-

any employee of the Corporations is pending or threatened against the Corporations including any labour relations board.

       (25) SOLICITATION OF EMPLOYEES. With the exception that Dion and Dick will cease to be Employees of the Corporations, no Corporation nor any of the Dion Group and the Dick Group has entered into any agreement or made any arrangements with any of the Employees which would have the effect of depriving the Purchaser or the Corporation of the continued services of any such Employee following the Closing Date.

       (26) PERSONAL PROPERTY LEASES. Each of the Leases is in good standing and the Corporations are not in default in payment of rent or in the performance in any material respect of any of its other obligations thereunder. The Dion Group and the Dick Group have provided to the Purchaser true and complete copies of all such Personal Property Leases, including supplements, amendments and modifications thereof. None of such Personal Property Leases has been or is being further modified or amended or assigned. In addition, the lessors under the Personal Property Leases are not in breach, in any material respect, of any of their obligations thereunder. No state of facts exists which after notice or lapse of time or both or otherwise would result in a breach or default, in any material respect, under any of the Personal Property Leases. The Corporations do not have any interest in, or any right or obligation to acquire any interest in, any other leased property. The Dion Group and the Dick Group and the Corporations, as lessee under the Personal Property Leases, have not entered into or agreed to enter into any subleases, licenses or concessions with respect to any such Lease. Assuming proper authorization and execution thereof by the lessors, the Personal Property Leases are valid, legally binding and enforceable, except that the rights and remedies of the parties thereto may be subject to and affected by the law relating to bankruptcy, insolvency, reorganization and creditors' rights generally and except that a court may or may not order an injunction, specific performance or other equitable remedies with respect to any particular provision of the Personal Property Leases.

       (27) ORDINARY COURSE OF BUSINESS. Since the date of the Financial Statements of the Corporations, the Corporations have carried on the Business in the ordinary course. Without limiting the generality of the foregoing, since the date of the Financial Statements of the Corporations, except as otherwise disclosed herein, the Corporations have continued to incur, pay, satisfy and discharge its obligations and liabilities in the ordinary course of its business and has not:

              (a) written off and/or disposed of any of its Inventories or accrued volume rebates or advertising allowances, other than in the ordinary course of its business;

              (b) sold or transferred any of its tangible assets or cancelled or released any debts or claims, except for obsolete items which had a nil value on the Financial Statements or replaced items, or in the ordinary course of its business;

              (c) sold, leased, mortgaged, pledged or otherwise encumbered or disposed of any of its assets or properties, except for obsolete items which had a nil value on the Financial Statements or replaced items in the ordinary course of its business;

              (d) purchased or agreed to purchase, nor leased or agreed to lease, nor acquired or agreed to acquire any additional assets or property, except as disclosed in this Agreement and except for purchases of materials and supplies for use in the ordinary course of its business;

              (e) suffered any material damage, destruction or physical loss, whether or not covered by insurance;

              (f) sold, assigned, transferred, encumbered or granted any rights with respect to its trade marks or trade names or other intangible assets;

              (g) incurred any debt, liability or obligation whatsoever, absolute or contingent, secured or unsecured, other than current liabilities in the ordinary course of its business, or entered into any transaction or into any Material Contract whatsoever, other than in the ordinary course of its business; or

              (h) made any change in its accounting principles, practices or methods as heretofore applied, including the basis upon which its assets and liabilities are recorded on its books, its earnings and profits and losses are ascertained, or in its methods or rates of depreciation or amortization except for the treatment of the item formerly noted as a post-closure fund (which is now being noted as "Investment Fund") and except for the treatment of the regional tax accrual which was a current liability (which is now shown as a separate liability and not included in the current liabilities).

       (28) INTELLECTUAL PROPERTY. The Corporations are the sole owner of all right, title and interest in and is entitled to use, without payment of any royalty or other fee, all Intellectual Property now used by it in the course of carrying on the Business. All registered Intellectual Property held by the Corporations is valid and subsisting. Schedule 5.1(28) contains a complete and accurate list of all Intellectual Property, together with full registration and other particulars thereof, including any fees payable in connection therewith. The Intellectual Property used in conjunction with the Business has not been and is not at present being used by any other person, firm or corporation. The right of the Corporations to use the Intellectual Property used by it in connection with the Business has never been called into question or challenged and the Corporations are not infringing upon any industrial or intellectual property rights of any other person, firm or corporation. None of the Corporations nor either of the Dion Group or the Dick Group has received any notice (written or oral) that, and is not otherwise aware that, any person, firm or corporation claims that the conduct of the Business infringes upon the Intellectual Property rights of any person, firm or corporation. The Corporations have not granted any right, title or interest in and to the Intellectual Property used by it in connection with the Business to any other firm, person or corporation.

       (29) BANKING. Schedule 5.1(29) contains a true and complete list showing the name and address of each financial institution in which the Corporations have an account or safety deposit box (and the details of the said accounts and safety deposit box(es)) and the names of all persons authorized to draw thereon or who have access thereto, and a complete list and brief description of each power of attorney presently in force and given of the Corporations.

       (30) INSURANCE. Schedule 5.1(30) contains a true and complete list setting forth all insurance policies now in full force and effect (specifying the insurer, the amount of the coverage, the type of insurance, the annual premium, the amount of deductible, if any, the policy number and any pending claims thereunder) maintained by the Corporations on the assets of the Corporations or in relation to the Business and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the assets of the Corporations. Neither the Dion Group and the Dick Group nor the Corporations are in default in any material respect under any of the provisions contained in any insurance policy or has failed to pay all premiums due under any such insurance policy to date or to give any notice or present any claim under any such insurance policy in due and timely fashion. Since the date of the Financial Statements, there have been no material claims under any such insurance policy.

       (31) NO BROKER. There is no broker, finder or other person who has any valid claim against the Purchaser for a commission, finder's fee or brokerage fee in connection with this Agreement or the consummation of the transactions contemplated hereby, by virtue of any action taken by the Dion Group, the Dick Group or the Corporations.

       (32) FORWARD COMMITMENTS. All forward commitments by or to the Corporation for supplies or services for use in connection with the Business (whether or not there are any contracts in writing with respect thereto) which are in existence as of the date of this Agreement have been entered into by it in the ordinary course of business and upon terms and conditions consistent with the Corporations' usual past practices.

       (33)   TAXATION.

              (a) The Corporations have duly and timely filed in proper form all federal, provincial and other income, franchise, value added, sales and other tax returns and all reports required to be filed by law. All Taxes, fees and other assessments of whatsoever nature relating thereto (including tax instalment payments) upon the Corporations or its assets or property which are due and payable up to the date hereof (including with respect to the taxation year ending as a result of the closing of this transaction) have been paid, or have had a charge, accrual or reserve in respect thereof established on the books of the Corporations.

              (b) There are no outstanding agreements, waivers or other arrangements extending the statutory period of limitation applicable to the filing of any federal, provincial or other income tax return of the Corporations for any period, nor has there been any assessment or reassessment by any taxing authority issued or threatened against any Corporation with respect to the payment of any Taxes, charges or deficiencies of any Corporation which remains outstanding.

              (c) All information set forth in all federal, provincial or other income or corporation tax returns which have been filed by the Corporation is true and correct in all material respects. Complete copies of the Corporations tax returns for the previous two (2) taxation years, together with all notices of assessment or reassessment for such taxation years, will be provided to the Purchaser upon execution of this Agreement.

              (d) There are no liabilities for Taxes, rates or assessments of any nature or kind not shown as charges, accruals or reserves on the Financial Statements of the Corporations for the period(s) covered thereby. There are no actions, suits, proceedings, investigations or claims, pending or, threatened against any Corporation in respect of any Taxes or assessments or any claims for additional Taxes or assessments asserted by any taxing authority. The charges, accruals and reserves on the books of the Corporations in respect of any liability for Taxes for any year not finally determined are sufficient to meet any assessment or reassessment for additional Taxes for any year not finally determined.

              (e) The Corporations have withheld from payments made to its officers, directors, employees, debt holders, shareholders or any spouse, Associate or Affiliate of any of the foregoing, the amount of all Taxes including but not limited to, income tax, federal or provincial pension and medical plan contributions, unemployment insurance contributions and other deductions required to be withheld therefrom, and has paid the same to the proper tax receiving officers or authorities. The Corporations have withheld from payments to any non-resident person and remitted to the Receiver General for Canada all amounts required to be withheld by the Corporations pursuant to
                     Part XIII of the INCOME TAX ACT (Canada).

              (f) All of the Corporations (except Mer Bleue Developments Inc.) are registered under Part IX of the EXCISE TAX ACT.

       (34)   ENVIRONMENTAL.

              (a) The Corporations have not received a notice that has not been fully resolved that the Corporations are a party potentially responsible to commence clean-up or remedial action or to prepare studies, action plans or clean-up strategies in respect to the environmental condition of its business facilities or properties. The Corporations have not received any request for information in connection with any inquiry or investigation by any Governmental Authority concerning environmental matters that had not been fully resolved.

              (b) The Corporations have not received any notice or other written communication that the Real Property is located within an environmentally sensitive area as determined and made public by any Governmental Authority.

       (35) WORKERS' COMPENSATION MATTERS. The Corporations have paid all assessments pursuant to worker's compensation legislation levied by all Governmental Authorities and the Corporations do not have any liability for and there is not pending, to the best of Dion and Dick's knowledge, any state of facts which may result in the levying of a special assessment or a penalty charge of any nature with respect to the period prior to the Closing Time. The Corporations have filed on a timely basis all payroll statements and other returns and statements required to be filed pursuant to applicable worker's compensation legislation. The Corporations are not liable to indemnify any of its employees or any governmental body in respect of compensation and/or health-care payable to its employees pursuant to applicable worker's compensation legislation. The Corporations have notified the relevant Governmental Authorities, within the time periods specified by applicable legislation, of all occurrences of accidents for which notification is required by applicable legislation and has provided requisite details thereof. The Corporation has complied with all requirements of the assessors/auditors from Workers' Compensation with respect to any deficiencies including any arrears in payments.

       (36) CLIENT RELATIONS. Save and except for the expiry of any customer contract by passage of time, there has not been any Material Adverse Change in relations with clients or suppliers of the Business since January 1, 2001and no such change is anticipated including as a result of the transactions contemplated herein other than changes that may occur in relations with customers who are engaged in the waste haulage and/or disposal business. The Corporations have not had a significant problem in obtaining in a timely manner and at reasonable cost any and all materials (raw, finished or otherwise) used or to be used in the business of the Corporations, nor do Dion and Dick have any reason to believe the Corporations will have any significant problem in obtaining such materials in the future. The Corporations have not received written notice of intent to terminate any material contracts or agreements for the purchase of the products of the Corporations, nor do Dion and Dick have knowledge of any circumstances which are likely to result in the five largest customers of the Corporations (based upon sales in the last fiscal year), materially decreasing their use of the services of the Business during the 12 months immediately after the Closing Date other than the circumstance it is possible that customers in the waste haulage and/or disposal business may cease to carry on business with the Corporation for an indeterminate period of time as a result of the acquisition of the Corporation by the Purchaser.

       (37) DIVIDENDS. No dividends or other distributions (in cash or other property) on any of the shares of the Corporations have been authorized, declared or paid since the date of the Financial Statements.

       (38) ACCOUNTS RECEIVABLE. All accounts receivable of the Corporations have been bona fide created in the ordinary course of business and the provision for doubtful accounts established in connection therewith is or will be at the Closing Time reasonable. The accounts receivable of the Corporations are free of all claims, liens, security interests, encumbrances and rights of set-off whatsoever.

       (39) COMPUTER SYSTEMS. The Corporations' computer system, including mainframes, mini-computers, personal computers and special purpose systems are fully operational and have adequate documentation describing, among other things, the operation of the hardware, required maintenance or other operational procedures, all operating systems, applications and utilities. The documentation matches the implementation of the hardware and software in use as of the date thereof. The Corporations are in material compliance with all legal obligations with respect to all software used by it and have licenses to use all software currently used by it which it does not own.

       (40) UNFILLED ORDERS. All unfilled orders received by the Corporations in connection with the Business which are in existence as of the date of this Agreement have been accepted by it in the ordinary course of business and upon terms and conditions consistent with the Corporations' usual past practices.

       (41) PAY EQUITY. The Corporations have complied with all of its obligations under applicable "pay equity" legislation and is not required to and has not filed or published any "pay equity" plans with any governmental or regulatory authority or with its Employees.

       (42) BANK INDEBTEDNESS. Schedule 5.1(42) contain a summary as at the date hereof of all amounts which would constitute Long-Term Debt, including all accrued and unpaid interest. No other amounts, whether current or long-term are owing by any Corporation to its lenders.

       (43) CONDITION AND SUFFICIENCY OF ASSETS. All facilities, machinery and equipment owned or used by the Corporations in connection with the Business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted.

       (44)   REAL PROPERTY.

              (a) Schedule 5.1(44) contains a list which sets out the registered and beneficial owner(s) of the Real Property. Except for Permitted Liens, each parcel of Real Property is held by the owner(s) thereof, with a good and marketable title in fee simple and there is no indebtedness, agreement, lease, option, right of first refusal, right of first opportunity, claim, account or other outstanding obligation which may, by operation of law or otherwise, whether registered or unregistered, constitute a lien on the Real Property (including liens arising pursuant to construction lien laws in connection with the supply of materials to or provision of labour or services on the Real Property) and there is no security interest, mortgage, charge, encumbrance, encroachment, easement, right-of-way, restriction, lease or other interest whatsoever affecting the Real Property or any part thereof. Each beneficial owner as disclosed in Schedule 5.1(44) has held beneficial ownership of its interest in the respective Real Property as shown in Schedule 5.1(44) and there has been no change in the beneficial ownership of such Real Property since July 17, 1999.

              (b)    With respect to the Real Property except as set out on
                     Schedule 5.1(44)(b):

                       (i) the structures, appurtenances, fixtures and improvements on the said properties do not encroach on property of others, and are not encroached upon by structures or improvements of others;

                       (ii) there are full, uninterrupted and unencumbered rights of ingress to and egress from the Real Property, to and from the public roads abutting or adjacent to the Real Property for all pedestrians and vehicles utilizing the Real Property along the full frontages of the Real Property along such road(s), all entrances and exits to the Real Property are permitted under law, and the Dion Group and the Dick Group have no knowledge of any fact or condition which could result in the amendment or termination of such rights;

                       (iii) the buildings and all other improvements, fixtures and structures located on the Commercial Property (including all walls, roofs, floors, sub-floors, foundations, partitions and ceilings) and the pavement, sidewalks, driveways and parking areas situate upon each of the said properties are in good working order and sound condition and in a good state of repair and maintenance and free from all structural defects, weaknesses and leakages, and the elevators, if any, and equipment and all plumbing, drainage, electrical systems and all wiring and mechanical equipment (including all heating, ventilating and air-conditioning equipment and related accessories and installations), and all other equipment contained in, on, about or used in connection with the Commercial Property are in good working order and repair, and sufficient for use for which such equipment is being employed;

                       (iv) all hydro, water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services and all mechanical systems (as aforesaid), in each case as required by law and/or necessary for the proper operation of the Commercial Property as now being operated, are installed and connected pursuant to valid permits, and are adequate to service the Commercial Property and the cost thereof is not chargeable against any of the Commercial Property by way of local improvement charges;

                       (v) all buildings, fixtures, structures and other improvements upon the Real Property and the purposes for which the Real Property is currently used by the Corporations comply in all respects with all relevant governmental laws, by-laws, ordinances, requirements, rules and regulations (including municipal and provincial fire regulations and pollution control regulations) and with Fire Underwriters' regulations;

                       (vi) the Real Property is currently used in compliance with all laws applicable thereto; each of the owners of the Real Property has all of the necessary licenses and permits for the operation of the Real Property for its present use, such licenses and permits are in full force and effect and the Real Property is zoned to permit all of the uses for which the Real Property is used;

                       (vii) none of the Corporations nor any of the Dion Group and the Dick Group has received any notice from any insurance carrier of defects or inadequacies in the Real Property which, if not corrected, could result in termination of insurance coverage or an increase in the cost thereof, and there are no such defect or inadequacies;

                       (viii) there has not been received by any of the
                              Corporations, the Dion Group or the Dick Group or by anyone on their behalf, any notice with respect to any by-law change affecting the Real Property nor any notice relating to any threatened or pending condemnation or expropriation of any of the Real Property from any governmental department, branch, agency, office or other authority, and, to the best of Dion's and Dick's knowledge, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Real Property or changes or events which might curtail or interfere with the use of the Real Property;

                       (ix) no notice has been received by the Corporations, the Dion Group or the Dick Group or by anyone on their behalf from any government authority or from any other source whatsoever, advising of any defect in the buildings and all other improvements, fixtures and structures located on the Real Property or ordering, directing or requiring that any alteration, repair, improvement or other work be done with respect thereto or relating to non-compliance with any law regarding construction, state of repair, state of completion or land use or any other law (including, without limitation, federal, provincial and municipal legislation, regulations, orders and ordinances);

                       (x) no part of the Real Property has been expropriated and no notice has been received by the Corporations, the Dion Group or the Dick Group or by anyone on their behalf, with respect to an expropriation or pending expropriation of part or all of the Real Property;

                       (xi) the realty taxes applicable to the Real Property have not been reduced, deferred or eliminated pursuant to government schemes such as (but not limited to) the Ontario Farm Tax Rebate Program, the Ontario Managed Forest Tax Rebate Program and the Conservation Land Tax Rebate Program; neither the Dion Group nor the Dick Group has any knowledge of any proposal by a municipal corporation or other government authority to increase the realty taxes applicable to the Real Property;

                       (xii) each of any outstanding site-plan, development and other municipal agreements affecting the Real Property have been fully complied with and satisfied or the relevant municipality holds sufficient security to ensure compliance; and

                       (xiii) the Corporations, the Dion Group and the Dick
                              Group nor anyone on their behalf has received notice of and is not otherwise aware of any pending or proposed amendment to any law (including federal, provincial and municipal legislation, regulations, orders and ordinances) applicable to the Real Property, or of any planning report or other government study concerning the Real Property, any of which shall or could result in any material change to the Real Property or materially limit or affect the use thereof.

       (45) CAPITAL EXPENDITURES. No capital expenditures or leasehold improvements have been made by the Corporations or in connection with the Business since the date of the Financial Statements for the Corporations, except in the ordinary course of business.

       (46) NO UNDISCLOSED FACTS. In the course of the conduct of the purchase investigations made by the Purchaser and its representatives and agents neither the Dion Group and the Dick Group nor any of the Corporations have made any untrue statement of fact or omitted to state a fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which such statement was made.

       (47) REAL PROPERTY LEASES. None of the Corporations (in connection with or for use by the Business) leases any real property as a tenant.

       (48) LICENCES AND PERMITS. Schedule 5.1(48) lists all the Licences and Permits and identifies the ones that by their terms are not transferable. The Corporation holds the Licences and Permits free and clear of any and all Liens. All the Licences and Permits are in full force and effect, the Corporation is not in violation of any term or provision or requirement of any such Licences and Permits, and no Person has threatened to revoke, amend or impose conditions in respect of, any Licence or Permit.

       (49) DION AND DICK CONSENTS AND APPROVALS. All the Dion and Dick Consents and Approvals are listed in Schedule 5.1(49). Except for the Dion and Dick Consents and Approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion by the Dion Group, the Dick Group, TD Canada Trust and Ross of the transactions contemplated by this Agreement or to permit the Corporations to carry on the Business after the Closing as the Business is currently carried on by the Corporations.

       (50)   DION AND DICK NOTICES. All the Dion and Dick Notices are listed in
Schedule 5.1(50). Except for the Dion and Dick Notices, no notice is required to be delivered to any Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Corporations to carry on the Business after the Closing as the Business is currently carried on by the Corporations.

       (51) INFORMATION The information previously provided to the Purchaser as attached in Schedule 5.1(51) is accurate in all material respects except as otherwise disclosed in this Agreement.

       (52) NO LIABILITIES At the Closing Time, neither 1364927 nor 1364928 shall have any Liabilities.

5.2 REPRESENTATIONS AND WARRANTIES OF DION GROUP . The Dion Group hereby jointly and severally represent and warrant as follows and hereby acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Dion Shares:

       (1) GOOD TITLE OF WSI SHARES. 1364927 is the owner, beneficially and of record, of 35 common shares of WSI being 50% of the issued and outstanding shares of WSI with good and marketable title thereto, free of any claim, lien, security interest or encumbrance of any nature or kind.

       (2) GOOD TITLE OF SHARES OF 1364922 At the Time of Closing the members of the Dion Group will own all of the issued and outstanding shares of all classes in the capital of 1364927 with good and marketable title thereto, free of any claim, lien, security interest or encumbrance of any nature or kind and as such will have the exclusive right and full power to transfer and assign the Dion Shares to the Purchaser free of any claim, lien, security interest or encumbrance of any nature or kind. In addition, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase of the Dion Shares. There is not pending any suit, action or other legal proceeding of any sort to in any manner restrain or prevent the Dion Group from effectually and legally transferring the Dion Shares to the Purchaser, free and clear of all claims, liens, security interests and encumbrances, or any action or proceeding, the effect of which would be to cause a lien to attach to any of such Dion Shares or to divest title to any of such member of the Dion Group in any manner whatsoever, or to make the Purchaser, or 1364927 liable for damages as a result of the execution and delivery of this Agreement by the Dion Group or the completion by the Dion Group of the transactions contemplated herein and the members of the Dion Group knows of no such claim in connection with any of the foregoing knows of no such claim in connection with any of the foregoing.

       (3) NO CONTRAVENTION. The execution and delivery of this Agreement by the Dion Group and the observance and performance of the terms and provisions of this Agreement on the part of the Dion Group to be observed and performed by them do not: (i) constitute a violation or breach of the Dion Group's respective governing documents or any provision of any contract, indenture, undertaking or other instrument to which any member of the Dion Group is a party or by which any of them is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to any of them, nor do they constitute a default (either with the passage of time or the giving of notice or both, or otherwise, constitute a default) under any contract or agreement or instrument to which any of them is a party or by which any member of the Dion Group is bound;

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                                      -47-

or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, including, without limitation any Governmental Authority.

       (4) EXECUTION AND DELIVERY.

              (a) The execution and delivery of this Agreement by each of Dion, Dion Trust and Dion Newco and the sale of the Dion Shares herein provided for have been duly authorized by all necessary action and each of Dion, Dion Trust and Dion Newco has all requisite power and authority or legal capacity, as the case may be, to enter into this Agreement and to carry out the transactions of purchase and sale contemplated herein and to perform its obligations hereunder and pursuant to all other agreements required to be delivered hereunder.

              (b) This Agreement has been duly and validly executed and delivered by each of Dion, Dion Trust and Dion Newco and constitutes a valid and legally binding agreement, enforceable against each of Dion, Dion Trust and Dion Newco in accordance with its terms; except that the rights and remedies of the Purchaser hereunder may be subject to and affected by the law relating to bankruptcy, insolvency, reorganization and creditors' rights generally and except that a court may or may not order an injunction, specific performance or other equitable remedies with respect to any particular provision of this Agreement.

       (5) NO BANKRUPTCY/INSOLVENCY. Each of Dion, Dion Trust and Dion Newco is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed for any part of its assets, had an encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

       (6) RELATED AGREEMENTS. There are no agreements, written or oral, to which any member of the Dion Group or any of its Affiliates or Associates is a party with the Corporation or to which any of such Persons is a party or by which any of them is bound in respect of the Dion Shares that would prevent the Dion Group from carrying out the transactions contemplated by this Agreement.

5.3 REPRESENTATIONS AND WARRANTIES OF DICK GROUP. The Dick Group hereby jointly and severally represent and warrant as follows and hereby acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Dick Shares:

       (1) GOOD TITLE OF WSI SHARES. 1364928 is the owner, beneficially and of record, of the 35 common shares of WSI being 50% of the issued and outstanding shares of WSI owned by 1364928 with good and marketable title thereto, free of any claim, lien, security interest or encumbrance of any nature or kind.

       (2) GOOD TITLE OF 1364928 SHARES At the Time of Closing the members of the Dick Group will own all of the issued and outstanding shares of all classes in the capital of 1364928 with good and marketable title thereto, free of any claim, lien, security power to transfer and assign the Dick Shares to the Purchaser free of any claim, lien, security interest or encumbrance of any nature or kind. In addition, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase of the Dick Shares. There is not pending any suit, action or other legal proceeding of any sort to in any manner restrain or prevent the Dick Group from effectually and legally transferring the Dick Shares to the Purchaser, free and clear of all claims, liens, security interests and encumbrances, or any action or proceeding, the effect of which would be to cause a lien to attach to any of such Dick Shares or to divest title to any of such Dick Shares in any manner whatsoever, or to make the Purchaser or 1364928 liable for damages as a result of the execution and delivery of this Agreement by The Dick Group or the completion by the Dick Group of the transactions contemplated herein and no member of the Dick Group knows of no such claim in connection with any of the foregoing.

       (3) NO CONTRAVENTION. The execution and delivery of this Agreement by the Dick Group and the observance and performance of the terms and provisions of this Agreement on the part of the Dick Group to be observed and performed by them do not: (i) constitute a violation or breach of any of the Dick Group's respective governing documents or any provision of any contract, indenture, undertaking or other instrument to which any member of the Dick Group is a party or by which any of them is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to any of them, nor do they constitute a default (either with the passage of time or the giving of notice or both, or otherwise, constitute a default) under any contract or agreement or instrument to which any of them is a party or by which any member of the Dick Group is bound; or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, including, without limitation any Governmental Authority.

       (4) EXECUTION AND DELIVERY.

              (a) The execution and delivery of this Agreement by each of Dick, Dick Trust and Dick Newco and the sale of the Dick Shares herein provided for have been duly authorized by all necessary action and each of Dick, Dick Trust and Dick Newco has all requisite power and authority or legal capacity, as the case may be, to enter into this Agreement and to carry out the transactions of purchase and sale contemplated herein and to perform its obligations hereunder and pursuant to all other agreements required to be delivered hereunder.

              (b) This Agreement has been duly and validly executed and delivered by each of Dick, Dick Trust and Dick Newco and constitutes a valid and legally binding agreement, enforceable against each of Dick, Dick Trust and Dick Newco in accordance with its terms; except that the rights and remedies of the Purchaser hereunder may be subject to and affected by the law relating to bankruptcy, insolvency, reorganization and creditors' rights generally and except that a court may or may not order an injunction, specific performance or other equitable remedies with respect to any particular provision of this Agreement.

       (5) NO BANKRUPTCY/INSOLVENCY. Each of Dick, Dick Trust and Dick Newco is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed for any part of its assets, had an encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

       (6) RELATED AGREEMENTS. There are no agreements, written or oral, to which any member of the Dick Group or any of its Affiliates is a party with the Corporation or to which any of such Persons is a party or by which any of them is bound in respect of the Dick Shares that would prevent the Dick Group from carrying out the transactions contemplated by this Agreement.

5.4 REPRESENTATIONS AND WARRANTIES OF ROSS Ross represents and warrants as follows and hereby acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Ross Shares:

       (1) GOOD TITLE. At the Time of Closing, Ross will be the owner, beneficially and of record of the Ross Shares with good and marketable title thereto, free of any claim, lien, security interest or encumbrance of any nature or kind, and as such has the exclusive right and full power to sell, transfer and assign the Ross Shares to the Purchaser free of any claim, lien, security interest or encumbrance of any nature or kind. In addition, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase of the Ross Shares. There is not pending any suit, action or other legal proceeding of any sort to in any manner restrain or prevent Ross from effectually and legally transferring the Ross Shares to the Purchaser, free and clear of all claims, liens, security interests and encumbrances, or any action or proceeding, the effect of which would be to cause a lien to attach to any of such Ross Shares or to divest title to any of such Ross Shares in any manner whatsoever, or to make the Purchaser or Ross liable for damages as a result of the execution and delivery of this Agreement by Ross or the completion by Ross of the transactions contemplated herein and Ross knows of no such claim in connection with any of the foregoing.

       (2) NO CONTRAVENTION. The execution and delivery of this Agreement by Ross and the observance and performance of the terms and provisions of this Agreement on the part of Ross to be observed and performed by them do not: (i) constitute a violation or breach of any provision of any contract, indenture, undertaking or other instrument to which Ross is a party or by which Ross is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to Ross, nor do they constitute a default (either with the passage of time or the giving of notice or both, or otherwise, constitute a default) under any contract or agreement or instrument to which Ross is a party or by which Ross is bound; or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, including, without limitation any Governmental Authority.

       (3) EXECUTION AND DELIVERY. This Agreement has been duly and validly executed and delivered by Ross and constitutes a valid and legally binding agreement, enforceable against Ross in accordance with its terms; except that the rights and remedies of the Purchaser hereunder may be subject to and affected by the law relating to bankruptcy, insolvency, reorganization and creditors' rights generally and except that a court may or may not order an injunction, specific performance or other equitable remedies with respect to any particular provision of this Agreement.

       (4) NO BANKRUPTCY/INSOLVENCY. Ross is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt, taken any proceeding to have a receiver appointed for any part of its assets, had an encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

       (5) RELATED AGREEMENTS. There are no agreements, written or oral, to which Ross or any of its Affiliates is a party with the Corporation or to which any of such Persons is a party or by which any of them is bound in respect of the Ross Shares that would prevent 1364928 from carrying out the transactions contemplated by this Agreement.

5.5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Dion Group, the Dick Group, Ross and TD Canada Trust as follows:

       (1) INCORPORATION AND POWER. The Purchaser is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws.

       (2) DUE AUTHORIZATION. The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser.

       (3) ENFORCEABILITY OF OBLIGATIONS. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

       (4) NOTICES. All the Purchaser Notices are listed in Schedule 5.5(4). Except for the Purchaser Notices, no notice is required to be delivered to any Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Corporations to carry on the Business after the Closing as the Business is currently carried on by the Corporations.

       (5) AUTHORIZED AND ISSUED CAPITAL.

              (a) The authorized capital of the Purchaser consists of an unlimited number of common shares, of which, as at October 31, 2001, 23,696,627 common shares were issued and outstanding as fully paid and non-assessable shares and no other shares of any series or class were issued and outstanding.

              (b) All of the common shares in the capital of the Purchaser to be issued at the Registration Time:

                       (i) have been and will be duly authorized and validly allotted, issued, fully paid and non-assessable when issued;

                       (ii) assuming the accuracy of the representations and warranties of the Vendors herein will be allotted, issued, sold and delivered by the Purchaser in compliance with all applicable Canadian and U.S. securities laws;

       (6) NO CONTRAVENTION. The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed by it do not: (i) constitute a violation or breach of the Purchaser's respective governing documents or any provision of any contract, indenture, undertaking or other instrument to which the Purchaser is a party or by which the Purchaser is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Purchaser, nor do they constitute a default (either with the passage of time or the giving of notice or both, or otherwise, constitute a default) under any contract or agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound; or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, including, without limitation any Governmental Authority.

       (7) CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. All of the Purchaser Consents and Approvals are listed on Schedule 5.5(7). Except for the Purchaser Consents and Approvals, no Consent or Approval of the Purchaser is required in connection with the execution and delivery of this agreement and the completion by the Purchaser of the transaction is contemplated by this Agreement or permit the Purchaser to carry on its business as its business is currently being carried on.

       (8) REPRESENTATIONS COMPLETE. None of the representations and warranties the of Purchaser contained in this Section 5.5 contains any untrue statement of a material fact or omits to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading to a prospective purchaser of shares of the Purchaser.

       (9) SEC FILINGS; FINANCIAL STATEMENTS All statements, reports, schedules, forms and other documents required to have been filed by the Purchaser with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of such documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in such documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by form 6-K of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and reoccurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position, in all material respect of the Purchaser and its subsidiaries as of the respective dates hereof and the consolidated results of operations of the Purchaser and its subsidiaries for the periods covered thereby. To the knowledge of senior management of the Purchaser, no material adverse change in the Purchasers business or financial condition, taken as a whole, has occurred since its most recently filed form 6-K, except
(i) as disclosed in any document referred to above filed or amended after the date of such form 6-K, (ii) as disclosed to the Dion Group and the Dick Group or
(iii) for any changes in the economy in general (or in the overall industry in which the Purchaser operates) or in any stock market or trading system (including, without limitation, any change in the value of any trading indices with respect thereto).

5.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       (1) The representations and warranties of the Dion Group, the Dick Group and Ross contained in Sections 5.1, 5.2, 5.3 and 5.4 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of three years from the Closing Date, and notwithstanding the Closing and any inspection or inquiries made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser, after which time the Dion Group and the Dick Group shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Purchaser in writing (setting out in reasonable detail the nature of the Claim and the approximate amount of such Claim) before the expiration of such period, but there shall be (i) no time limit on the representations and warranties of the Dion Group, the Dick Group and Ross set out in Sections 5.1, 5.2, 5.3 and 5.4 which relate to the incorporation of either Vendor, the due authorization of this Agreement by either Vendor, the enforceability of either Vendor's obligations under this Agreement or to the title of any Person to any property (whether real or personal, tangible or intangible); and (ii) a time limit of the period of reassessment re tax matters.

       (2) The representations and warranties of the Purchaser contained in
Section 5.5 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of three years from the Closing Date, and notwithstanding the Closing, shall continue in full force and effect for the benefit of the Vendors and the Guarantors, after which time the Purchaser shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Vendors in writing (setting out in reasonable detail the nature of the Claim and the appropriate amount thereof) before the expiration of such period, but there shall be no time limit on the representations and warranties of the Purchaser set out in Section 5.5 which relate to the incorporation of the Purchaser, the due authorization of this Agreement the due allotment and issuance of the common shares in the capital of Purchaser comprising part of the purchase price to be paid to the Vendors and to the enforceability of any or all registration rights agreements by the Purchaser and the enforceability of the Purchaser's obligations under this Agreement or any agreement executed and delivered in accordance with the terms hereof.

                                    ARTICLE 6

                                    GUARANTEE

6.1 GUARANTEE. Subject to Section 6.2, the Dion Group and the Dick Group unconditionally, irrevocably, jointly and severally guarantee to the Purchaser, the due and punctual performance of each and every obligation of the Dion Group, the Dick Group and Ross under this Agreement and any other document delivered pursuant to, or in connection with this Agreement (collectively, the "GUARANTEED AGREEMENTS"). The obligations of Dion Group and the Dick Group under this
Section 6.1 shall be absolute and unconditional; The obligations of the Dion Group and the Dick Group under this Agreement shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition other than the performance in full of the obligations of each of the Dion Group, the Dick Group and Ross guaranteed hereunder, and without limiting the generality of the foregoing, the obligations of the Dion Group and the Dick Group shall not be affected:

              (a) if any of the Guaranteed Agreements shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to any of the Dion Group, the Dick Group and Ross;

              (b) by any notices which may be required by statute or rule of law to preserve any rights against Dion and Dick as guarantors;

              (c) by a requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any of the Dion Group, the Dick Group and Ross prior to the Purchaser enforcing its rights under this
                     Section 6.1;

              (d) by any requirement that any of the Dion Group, the Dick Group and Ross be joined as a party or parties to any proceedings for the enforcement of any provision of this
                     Section 6.1; or

              (e) by the grant by the Purchaser to any of the Dion Group, the Dick Group and Ross of any extension of time to perform, or the waiver of any obligation of any of the Dion Group, the Dick Group and Ross to perform, any obligation of any of the Dion Group, the Dick Group and Ross hereunder or under any of the Guaranteed Agreements.

If for any reason any of the Dion Group, the Dick Group and Ross shall fail to duly and punctually pay any amount or otherwise perform any obligation guaranteed by Dion and Dick under this Section 6.1, upon written demand Dion and Dick shall promptly pay such amount or cause to be performed such obligation, to the extent not already paid or performed by such party.

6.2 LIMITATION. Notwithstanding the provisions of Section 6.1, the obligations of Dion and Ross thereunder do not extend to or include the representations and warranties set out in Section 5.3 and the obligations of Dick and Ross thereunder do not extend to or include the representations and warranties set out in Section 5.2 on the obligations Dion and Dick thereunder do not extend to or include the representations and warranties set out in Section 5.3.

                                    ARTICLE 7

                                 INDEMNIFICATION

7.1 INDEMNITY BY THE VENDOR. The Vendors shall jointly and severally indemnify and hold harmless the Purchaser, its directors, officers, employees, agents, representatives and the Purchaser's Affiliates and their respective directors, officers, employees, agents, representatives in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (hereinafter referred to as a "CLAIM") which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

       (1) any incorrectness in or breach of any representation or warranty of any Vendor contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

       (2) any breach of or any non-fulfilment of any covenant or agreement on the part of either of the Vendors under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

       (3) any liability, cost or expense incurred by the Purchaser which but for the Reorganization the Purchaser would not have incurred, and any liability, cost or expense incurred after the Closing Date by any of the Corporations or by 1364927 or 1364928 which but for the Reorganization the Corporations, 1364927 or 1364928 (as the case may be) would not have incurred.

7.2 INDEMNITY BY THE PURCHASER. The Purchaser shall indemnify and hold harmless the Vendors, their directors, officers, employees, agents, representatives and the Vendors' Affiliates and their respective directors, officers and employees in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

       (1) any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

       (2) any breach or non-fulfilment of any covenant or agreement on the part of the Purchaser under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

7.3 LIMITATIONS.

       (1) No Party shall have any Liability for indemnification pursuant to Sections 7.1(1), (2) or 7.2 or relating to any breach of any of the representations and warranties contained in Sections 5.1, 5.2, 5.3 or 5.4 unless and until the accumulated aggregate amount of Claims of such party exceeds $250,000, following which all such accumulated Claims and all further Claims of such party shall be recoverable as provided in this Agreement. The aggregate amount of indemnity payable by the Vendors to the Purchaser, or by the Purchaser to the Vendors collectively, as a result of Claims shall not exceed the aggregate amount of $5,000,000. For greater certainty, there is no limitation of liability set out in Section 7.1(3).

       (2) All parties acknowledge and agree that under no circumstance will Ross have any liabilities for any reason or cause for any aggregate liabilities under this Agreement which will exceed, in the aggregate, the aggregate consideration to be paid to him with respect to the Ross Shares.

7.4 NOTICE OF CLAIM. If an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to either of Section 7.2 or 7.1, as the case may be, the Indemnified Party shall promptly give written notice of the Claim to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

              (a)    the factual basis for the Claim; and

              (b)    the amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the Liability of the Indemnifying Party to the Indemnified Party under this Article shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

7.5 DIRECT CLAIMS. In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of notice of the Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

7.6 THIRD PARTY CLAIMS. In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. The Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). The Indemnified Party shall cooperate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defence of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defence with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by Applicable Law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to products or services supplied by the Business or
(B) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, to make a payment to any person (a "THIRD PARTY") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

7.7 SETTLEMENT OF THIRD PARTY CLAIMS. If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

       (1) INTEREST ON CLAIMS. The amount of any Claim submitted under Section
7.1 or 7.2 as damages or by way of indemnification shall bear interest from and including the date any Indemnified Party is required to make payment in respect thereof at the Prime Rate calculated from and including such date to but excluding the date reimbursement of such Claim by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such Claim.

7.8 SET-OFF. The Purchaser shall be entitled to set-off a finally adjudicated amount of any Claim against any other amounts payable by the Purchaser to the Vendors or any of them whether under this Agreement or otherwise.

7.9 LIMITED DEFINITION OF VENDORS The parties acknowledge and agree that for the purposes of this Article 7 hereof "Vendor" and "Vendors" shall not include TD Canada Trust.

                                    ARTICLE 8

                                 INTERIM PERIOD

8.1 INVESTIGATION. Until the Closing or earlier termination of this Agreement, the Purchaser and its representatives and advisers shall be permitted to make such investigations, inspections, surveys or tests of the properties and assets of the Corporations, its predecessor companies and its Associates and Affiliates and of their respective financial and legal condition as the Purchaser deems necessary or desirable to familiarize itself with such properties, assets and other matters. Without limiting the generality of the foregoing, the Purchaser shall, during normal business hours, be permitted complete access to all documents relating to information scheduled or required to be disclosed under this Agreement, to the Books and Records, the Contracts, the Real Property, the Leased Premises, the Employees, records regarding suppliers, customers and regulators and environmental reports, surveys, inspection reports and all other reports prepared by advisers of the Corporations, its predecessor companies and its Affiliates (and the Dion Group and the Dick Group shall provide photocopies to the Purchaser of all such written information and documents as may be reasonably requested by the Purchaser). Any such investigations, inspections, surveys or tests shall not, however, affect or mitigate the representations and warranties of the Dion Group and the Dick Group under this Agreement which shall continue in full force and effect as provided under this Agreement.

8.2 AUTHORIZATIONS. The Dion Group and the Dick Group shall cause 1364927, 1364928 and the Corporations to execute and deliver any authorizations required to permit the investigations, inspections, surveys or tests described in Section 8.1.

8.3 RISK OF LOSS. Until the Closing, the Dion Group and the Dick Group shall cause 1364927, 1364928 and the Corporations to maintain in force all the policies of property damage insurance under which any of the Assets is insured. If before the Closing any of the Assets is lost, damaged or destroyed and the loss, damage or destruction constitutes a Material Adverse Change, then:

              (a) the Purchaser may terminate this Agreement in accordance with the provisions of Section 4.1 hereof in which event all parties shall be released from all obligations and liability hereunder and the Deposit shall be returned to the Purchaser; or

              (b) the Purchasers may complete the transaction and have no claim for any breach of warranty, misrepresentation or failure to satisfy any covenant or condition arising from such loss.

8.4 ACTION DURING INTERIM PERIOD. During the Interim Period, the Dion Group and the Dick Group shall cause 1364927, 1364928 and the Corporations:

              (a) not to make or agree to make any material change in the compensation of any Director, Officer or Employee and, except in ordinary course of business, not to pay or agree to pay or set aside any bonus except Ross' bonus of $30,000, profit sharing, retirement, insurance, death, severance or fringe benefit or other extra-ordinary or indirect compensation to, for or on behalf of any Director, Officer or Employee;

              (b) not to sell, assign, transfer, mortgage, pledge or otherwise encumber any of the Assets, except for sales of Inventories in the normal course of business;

              (c) not to enter into any contract, agreement, commitment or transaction outside the normal course of business;

              (d) not to issue any shares or other securities of 1364927, 1364928 and the Corporations;

              (e) not to declare or cause to be paid any dividend or make any other form of distribution or payment on the Shares or any other securities of 1364927, 1364928 and the Corporations;

              (f) not to default in the performance of any term or condition of any Material Contract or Licenses and Permits;

              (g) not to cancel or amend any policy of insurance which relates to 1364927, 1364928 and the Corporations or any of the Assets, except with the prior written consent of the Purchaser;

              (h) not to enter into any Material Contracts, except in the normal course of business;

              (i) to maintain relations with the suppliers, customers and landlords of the Corporations in accordance with past custom and practice;

              (j) to pay before delinquency all Taxes and other obligations which become due and payable by 1364927, 1364928 and the Corporations; and

              (k)    generally, to carry on the Business in the normal course.

8.5 EXCLUSIVE DEALINGS. During the Interim Period, Dion and Dick shall not, the Dion Group and the Dick Group shall not, and shall cause their shareholders and the Corporations not to, take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser and its designated and authorized representatives, concerning any sale, transfer or assignment of the Shares or the Assets involving 1364927, 1364928 and the Corporations. The Dion Group and the Dick Group shall notify the Purchaser promptly if any such discussions or negotiations are sought or if any proposal for a sale, transfer or assignment of the Shares or the Assets is received or being considered.

8.6 REGULATORY APPROVALS. The Dion Group and the Dick Group shall cooperate, and shall cause 1364927, 1364928 and the Corporations to cooperate, with the Purchaser and render all necessary assistance required by the Purchaser in connection with any application, notification or filing of the Purchaser pursuant to the INVESTMENT CANADA ACT (Canada).

8.7 UPDATES TO INFORMATION.

       (1) The Dion Group and the Dick Group shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement as soon as reasonably possible after new or conflicting information comes to the attention of the Dion Group and the Dick Group. The Purchaser shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Purchaser of any provision of this Agreement.

       (2) The Purchaser shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement as soon as reasonably possible after new or conflicting information comes to the attention of the Purchaser. The Dion Group and the Dick Group shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Dion Group, the Dick Group, Ross or TD Canada Trust of any provision of this Agreement.

                                    ARTICLE 9

                                     GENERAL

9.1 EXPENSES. Each Party shall be responsible for its own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Shares pursuant to this Agreement.

9.2 PAYMENT OF TAXES. Except as otherwise provided in this Agreement, the Purchaser shall pay all Taxes directly applicable to, or resulting directly from purchase of the Shares by the Purchaser pursuant to this Agreement (other than Taxes payable under applicable legislation by the Dion Group, the Dick Group and
Ross) and any filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement.

9.3 PUBLIC ANNOUNCEMENTS. Except to the extent otherwise required by law or with the prior consent of the other Party, neither Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement.

9.4 NOTICES.

       (1) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

              (a)    if to one or any more of Dion, Dion Trust, Dion Newco,
                      Dick, Dick Trust, Dick Newco and Ross
                     c/o Dion
                     c/o 553 Dahlia Crescent
                     Pickering, Ontario L1W 3G4
                     Facsimile:   (905) 707-2670

                     with a copy to:

                     Martin Kovnats
                     Aird & Berlis LLP
                     BCE Place
                     Box 754
                     Suite 1800
                     181 Bay Street
                     Toronto, Ontario
                     M5J 2T9

                     Facsimile:   (416) 863-1515

              (b)    if to the Purchaser, to:

                     Capital Environmental Resource Inc.
                     1005 Skyview Drive
                     Burlington, Ontario
                     L7P 5B1
                     Facsimile:    (905) 319-9050
                     with a copy to:

                     Barry McGee
                     Blake, Cassels & Graydon LLP
                     Commerce Court West, Box 25, Suite 2800
                     199 Bay Street
                     Toronto, Ontario
                     M5L 1A9
                     Facsimile:    (416) 863-2653

       (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

       (3) Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

9.5 TIME OF ESSENCE. Time shall be of the essence of this Agreement in all respects.

9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

9.7 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

9.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.9 LIABILITY OF TRUSTEES. The parties hereto acknowledge and agree that the persons acting as trustees in respect of the trusts herein referred to are acting only in their capacity as trustees and that no claims shall be made against the personal estates of the trustees. Any liability of the trustees under this agreement shall be limited to and shall be satisfied only out of the assets, from time to time, of the trust4 estate of the trust of which such person is a trustee.

9.10 FURTHER ASSURANCES. Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purposes of giving effect to this Agreement.

9.11 ATTORNMENT. Each party agrees (i) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Ontario court; (ii) not to oppose any such Ontario action or proceeding on the basis of FORUM NON CONVENIENS or for any other reason; and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from an Ontario court as contemplated by this Section.

9.12 LANGUAGE. The Parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux presentes ont exige que le present contrat et tous autres contrats, documents ou avis afferents aux presentes soient rediges en langue anglaise.

9.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as a Ontario contract.

9.14 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. Neither Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party.

9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that either Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

9.16 DISCLOSURE. The Parties acknowledge, warranty and agree that if there is a disclosure by a Party of any fact or circumstances in any representation or covenant contained in this Agreement or in any Exhibit or Schedule referred to in this Agreement, such disclosure by that Party shall be deemed to apply to and have been given by a Party with respect to every other representation, warranty, covenant, Schedule and Exhibit in which that Party makes any disclosure.

9.17 NO ENVIRONMENTAL REPRESENTATION. For greater clarity, the Purchaser acknowledges and agrees that for the purpose of interpreting any representation, warranty, covenant or condition referred to in this Agreement, none of the matters referred to in this Agreement shall be construed or interpreted as including any matter relating to environmental matters including, without limitation, any of the matters referred to in Schedule 9.17

       IN WITNESS WHEREOF the Parties have executed this Agreement.


                                        /s/ Leo Dion
------------------------------          ----------------------------------------
Witness                                 LEO DION IN HIS CAPACITY AS A TRUSTEE OF
                                        THE DION FAMILY TRUST

                                        /s/ Murray Dion
------------------------------          ----------------------------------------
Witness                                 MURRAY DION IN HIS CAPACITY AS A
                                        TRUSTEE OF THE DION FAMILY TRUST

                                        /s/ Shawn Dion
------------------------------          ----------------------------------------
Witness                                 SHAWN DION IN HIS CAPACITY AS A
                                        TRUSTEE OF THE DION FAMILY TRUST


------------------------------          1503549 ONTARIO LIMITED
Witness

                                        By: /s/ Leo Dion
                                            ------------------------------------


                                        /s/ Robert Dick
------------------------------          ----------------------------------------
Witness                                 ROBERT DICK IN HIS CAPACITY AS A
                                        TRUSTEE OF THE DICK FAMILY TRUST

                                        /s/ Maeve Dick
------------------------------          ----------------------------------------
Witness                                 MAEVE DICK IN HER CAPACITY AS A
                                        TRUSTEE OF THE DICK FAMILY TRUST


                                        /s/ Brian Doxsee
------------------------------          ----------------------------------------
Witness                                 BRIAN DOXSEE IN HIS CAPACITY AS A
                                        TRUSTEE OF THE DICK FAMILY TRUST


------------------------------          1503550 ONTARIO LIMITED
Witness

                                        By: /s/ Robert Dick
                                            ------------------------------------


                                        /s/ Leo Dion
------------------------------          ----------------------------------------
Witness                                 LEO DION

                                        /s/ Robert Dick
------------------------------          ----------------------------------------
Witness                                 ROBERT DICK

                                        /s/ Robert Ross
------------------------------          ----------------------------------------
Witness                                 ROBERT ROSS


                                        CAPITAL ENVIRONMENTAL
                                        RESOURCE INC.


                                        By: /s/ Thomas E. Durkin, III
                                            ------------------------------------
                                            SENIOR VICE PRESIDENT

                                   LEO J. DION

                                     - and -

                                DION FAMILY TRUST

                                     - and -

                             1503549 ONTARIO LIMITED

                                     - and -

                                   ROBERT DICK

                                     - and -

                                DICK FAMILY TRUST

                                     - and -

                             1503550 ONTARIO LIMITED

                                     - and -

                                   ROBERT ROSS

                                     - and -

                       CAPITAL ENVIRONMENTAL RESOURCE INC.

--------------------------------------------------------------------------------

                  AGREEMENT FOR THE PURCHASE OF ALL THE SHARES,
                             DIRECTLY OR INDIRECTLY
                                       OF
                               WASTE SERVICES INC.

--------------------------------------------------------------------------------


                             DATED DECEMBER 11, 2001

                                  SCHEDULE 9.17

"ENVIRONMENTAL LAWS" means Applicable Law in respect of the natural environmental, public or occupational health or safety, and the manufacture, importation, handling, transportation, storage, disposal and treatment of Hazardous Substances.

"ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, consents, registrations and licences issued or required by any Environmental Laws or any court or governmental authority and relating to or required for the ownership and/or operation of the Business and/or the Assets.

"HAZARDOUS SUBSTANCE" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual.

(a) The Business and the Assets as carried on or used by the Corporations and their predecessors (including the condition of the Lands and the waters on or under the Lands and air above the Lands) have been carried on and used and are currently carried on and used in compliance with all Environmental Laws and regulations.

(b) The Corporations and their predecessors have not used any machinery, equipment or facility included in the Assets or in any Real Property, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substance except in compliance with all Environmental Laws.

(c) The Corporations are not, and has not been, subject to any proceedings alleging the violation of any Environmental Law or to determine whether any remedial action is needed to respond to a Release or the presence of a Hazardous Substance on the Lands.

(d) There are no circumstances that could reasonably be expected to give rise to any civil or criminal proceedings or Liability regarding the Release or presence of a Hazardous Substance or the violation of any Environmental Law by the Corporations, its employees, agents or others for whom it is responsible.

(e) The Corporations hold all Environmental Permits required by law to operate the Business and Assets and Environmental Permits including the Certificates of Approval presently held are valid and in full force and effect and do not require amendment, and no violations thereof have been experienced, noted or recorded, and no proceedings are pending or threatened to revoke or limit any of them, and the Corporations are in full compliance of the same.

(f) All non-hazardous and Hazardous Substances disposed of, treated or stored by the Corporation or its predecessors have been disposed of, treated and stored in compliance with all Environmental Laws and no part of the Real Property or Assets contains a Hazardous Substance which exceeds an applicable soil, groundwater or other environmental, health or safety criteria or standard published or enacted by a governmental authority or agency having jurisdiction over the Real Property or Assets, whether or not such criteria or standard constitutes Environmental Law.

(g) There are no proceedings nor any circumstances or material facts which could, if true, give rise to any proceedings, in which it is alleged that the Corporations or their predecessors are potentially responsible for a domestic or foreign federal, provincial, state, municipal or local clean-up or remediation of lands contaminated with Hazardous Substances or for any other remedial or corrective action under an Environmental Law.

(h) The Corporations or their predecessors have maintained all environmental and operating documents and records in the manner and for the time periods required by any Environmental Law and have never conducted an environmental audit of the Business and Assets. For purposes of this Section, an environmental audit includes any evaluation, assessment, review or study performed at the request of or on behalf of the Corporations, a prospective purchaser of the Business or the Assets, a court or governmental authority.

(i) There are no underground storage tanks located on the Real Property except for septic systems and a temporary steel storage tank used for leachate circulation into the waste pile.

(j) There are no pending or proposed changes to Environmental Laws which would render illegal or materially restrict the Business or the operations of the Corporation.

(k) No waste has been placed by the Corporations or their predecessors outside the permitted boundaries of the landfill.